    As filed with the Securities and Exchange Commission on August 15, 2003
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           THE COOPER COMPANIES, INC.
             (Exact name of registrant as specified in its charter)

                                ----------------

               Delaware                                   94-2657368
     (State or other jurisdiction              (I.R.S. Employer Identification)
  of incorporation or organization)

                      6140 Stoneridge Mall Road, Suite 590
                          Pleasanton, California 94588
                                 (925) 460-3600
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------

                                Carol R. Kaufman
   Vice President of Legal Affairs, Secretary and Chief Administrative Officer
                           The Cooper Companies, Inc.
                      6140 Stoneridge Mall Road, Suite 590
                          Pleasanton, California 94588
                                 (925) 460-3600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             Samuel A. Fishman, Esq.
                             Robert A. Zuccaro, Esq.
                              Latham & Watkins LLP
                          885 Third Avenue, Suite 1000
                            New York, New York 10022
                                 (212) 906-1200

                                ----------------

      Approximate Date Of Commencement Of Proposed Sale To The Public: From time to time after the effective date of this registration statement, as determined by market conditions.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                Proposed
                                                                 maximum       Proposed maximum
    Title of each class of securities        Amount to be     offering price       aggregate           Amount of
            to be registered                  registered       per security    offering price(1)    registration fee
--------------------------------------------------------------------------------------------------------------------
2.625% Convertible Senior                    $115,000,000          100%          $115,000,000          $9,303.50
Debentures due 2023
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per share         2,589,812
                                                shares(2)           --                --                  (3)
--------------------------------------------------------------------------------------------------------------------
Preferred Stock Purchase Rights                 2,589,812           --                --                   --
                                                shares(4)
====================================================================================================================

(1) Equals the aggregate principal amount of debentures being registered. Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2) Represents the number of shares of common stock that are currently issuable upon conversion of the debentures. Pursuant to Rule 416(a) under the Securities Act, this registration statement shall be deemed to cover any additional number of shares of common stock as may be issued from time to time upon conversion of the debentures as a result of stock splits, stock dividends or similar transactions. No additional consideration will be received for the common stock and therefore no registration fee is required pursuant to Rule 457(i).

(3) No separate consideration will be received for the shares of common stock issuable upon conversion of the debentures and, therefore, no registration fee is required pursuant to Rule 457(i).

(4) Rights to acquire shares of the Registrant's Series A Junior Participating Preferred Stock are attached to and trade with the common stock of the Registrant. Value attributable to such Rights, if any, is reflected in the market price of the common stock. No registration fee is required pursuant to Rule 457 (h)(2).

                                ----------------

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

================================================================================

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The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
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                   SUBJECT TO COMPLETION DATED AUGUST 15, 2003

                                   PROSPECTUS

                           THE COOPER COMPANIES, INC.
                                  $115,000,000
       2.625% Convertible Senior Debentures due 2023 and Shares of Common
                Stock Issuable upon Conversion of the Debentures

                                ----------------

      We sold $115,000,000 aggregate principal amount of our 2.625% Convertible Senior Debentures due 2023 in private transactions which closed on June 25, 2003 and July 2, 2003. Selling securityholders may use this Prospectus to resell from time to time their debentures and the common stock issuable upon conversion of the debentures. We will not receive any of the proceeds from the sale of these securities.

      We will pay 2.625% interest per annum on the principal amount, payable semi-annually in arrears on January 1 and July 1 of each year beginning on January 1, 2004. The debentures will mature on July 1, 2023.

Conversion

      The debentures are convertible at the holder's option into shares of our common stock initially at an initial conversion rate of $44.40 per share, which is equal to a conversion rate of approximately 22.5201 shares per $1,000 principal amount of debentures (which represents an initial conversion price of approximately $44.40 per share), subject to adjustment, under the following circumstances only:

      o during any fiscal quarter (beginning with the quarter ending October 31, 2003) if the sale price of our common stock for at least 20 consecutive trading days in the 30 consecutive trading-day period ending on the last trading day of the immediately preceding fiscal quarter exceeds 120% of the conversion price on that 30th trading day,

      o during any five consecutive trading-day period immediately following any five consecutive trading-day period (the "Debenture Measurement Period") in which the average trading price for the debentures during that Debenture Measurement Period was less than 95% of the average conversion value for the debentures during such period; provided, however, you may not convert your debentures after July 1, 2018 if, on any trading day during such Debenture Measurement Period, the closing sale price of shares of our common stock was between the then-current conversion price of the debentures and 120% of the then-current conversion price of the debentures,

      o     upon the occurrence of certain specified corporate transactions, or

      o     if we have called the debentures for redemption.

Redemption and Repurchase

      o On or after July 1, 2008, we may redeem the debentures for cash at any time as a whole, or from time to time in part, at a price equal to 100% of the principal amount of the debentures to be redeemed plus any accrued and unpaid interest, including additional interest, if any, to, but not including, the redemption date.

      o On July 1 of 2008, 2013 and 2018, you may require us to repurchase all or a portion of your debentures at a repurchase price equal to 100% of the principal amount of those debentures plus accrued and unpaid interest, including additional interest, if any, to, but not including, the date of repurchase. We will pay the repurchase price for any debentures repurchased on July 1, 2008 in cash. We may choose to pay the repurchase price of any debentures repurchased on July 1, 2013 and July 1, 2018 in cash, in shares of our common stock or a combination of cash and shares of our common stock.

      o You may require us to repurchase all or a portion of your debentures if a fundamental change, as defined in the indenture for the debentures, occurs prior to July 1, 2013 at 100% of their principal amount, plus any accrued and unpaid interest, including additional interest, if any, to, but not including, the repurchase date. We may choose to pay the purchase price in cash, shares of our common stock, or if we are not the surviving corporation, shares of common stock, ordinary shares or American Depositary Shares (or similar securities) of the surviving corporation, or a combination of the applicable securities and cash.

                                ----------------

The debentures originally sold in private placement transactions are eligible for trading in the PORTAL'sm' Market of the National Association of Securities Dealers, Inc. The debentures sold using this prospectus, however, will no longer be eligible for trading in the PORTAL'sm' Market. We do not intend to list the debentures on any other national securities exchange or automated quotation system.

Our common stock is listed on the New York Stock Exchange under the ticker symbol "COO." On August 14, 2003, the closing price for one share of our common stock was $35.13.

Investing in the debentures involves risks. See "Risk Factors" beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                ----------------

                 The date of this prospectus is August 15, 2003.

                           FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include certain statements pertaining to our capital resources, performance and results of operations. In addition, all statements regarding anticipated growth in our revenue, anticipated market conditions and results of operations are forward-looking statements. To identify forward-looking statements look for words like "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. These, and all forward-looking statements, necessarily depend on assumptions, data or methods that may be incorrect or imprecise.

Such statements reflect the current views of the Company and its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements.

Our actual results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, us and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among other things, those described under "Risk factors" elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance, or achievements. We do not assume responsibility for the accuracy and completeness of the forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform them to actual results.

                                TABLE OF CONTENTS

                                                                            Page

Forward-Looking Statements.............................................       i
Prospectus Summary.....................................................       1
Risk Factors...........................................................       6
Ratio of Earnings to Fixed Charges.....................................      21
Use of Proceeds........................................................      21
Price Range of Common Stock and Dividend Policy........................      21
Description of the Debentures..........................................      23
Book-Entry Delivery and Settlement.....................................      40
Description of Capital Stock...........................................      42
Certain United States Federal Income Tax Considerations................      46
Selling Securityholders................................................      54
Plan of Distribution...................................................      57
Validity of Securities.................................................      59
Experts................................................................      59
Where You Can Find More Information....................................      59
Incorporation of Certain Documents by Reference........................      59

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You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. No one is authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The securities are not being offered in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus and in any prospectus supplement or information incorporated in such documents is accurate as of any date other than the date of such documents. Our business, financial condition, results of operations and prospects may have changed since that date.

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                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated into it by reference. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus and the documents incorporated by reference carefully, including the section entitled "Risk factors" and the financial statements and related notes included in the documents incorporated by reference.

As used in this prospectus, "Cooper," "company," "we," "our," and similar pronouns refer to The Cooper Companies, Inc. and its subsidiaries, except where the context otherwise requires or as otherwise indicated.

                                    OVERVIEW

Cooper is a medical products company with two separate businesses:

o CooperVision is a leading contact lens manufacturer that develops, manufactures and markets a broad range of contact lenses, emphasizing higher margin specialty contact lenses;

o CooperSurgical is a manufacturer and supplier of medical devices, diagnostic products, surgical instruments and related accessories used primarily by obstetricians and gynecologists.

COOPERVISION

According to industry sources, the contact lens market had estimated worldwide revenue of over $3 billion in 2002 and is expected to grow approximately seven to eight percent annually for the next three years. We believe the following factors will contribute to the expected growth in our industry:

o     Favorable demographics;

o     Increasing incidence of myopia, or near-sightedness;

o Continuing market shift to higher value specialty lenses from commodity products; and

o     Continuing market penetration outside the United States.

There are two major categories of contact lenses. The larger commodity category consists of lenses that only correct near and farsightedness, and the smaller, faster growing specialty category includes lenses that address the special needs of contact lens patients. The commodity category includes spherical lenses, the most basic type of lenses with few value added or specialty features. The specialty category includes toric lenses to correct astigmatism, cosmetic lenses that change the appearance of the color of the eye, multifocal lenses to treat presbyopia, or the blurring of near vision that occurs with age, lenses for patients with dry eyes and other premium lenses.

Our subsidiary, CooperVision, is a leading manufacturer and supplier of contact lenses focusing primarily on higher value specialty lenses. We are a leading provider of toric lenses in the United States with a market share of approximately 30% in 2001. Our toric lenses are our most extensive product line and include products for all toric replacement regimens -- disposable, planned replacement and conventional. We also offer a line of cosmetic contact lenses, as well as lenses for patients with dry eyes and presbyopia. In addition, we market commodity lenses, particularly outside the United States.

In February 2002, we completed the acquisition of Biocompatibles Eye Care, Inc., the contact lens business of Biocompatibles plc. This acquisition gave us access to the Proclear line of lenses, which are often indicated for patients with mild discomfort relating to dryness during lens wear.

CooperVision is headquartered in Rochester, New York.



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COOPERSURGICAL

According to industry sources, over 90 million women between the ages of 15 and 64 years old visited an obstetrician and/or gynecologist in the United States at least once in 1999. Industry sources estimate that approximately two-thirds of these patient visits are for annual check-ups, cancer screening, menstrual disorders, vaginitis, or inflammation of vaginal tissue, and the management of menopause. Consistent with an aging population, the incidence of menstrual disorders, menopause, osteoporosis and incontinence are growing. The early identification and treatment of these conditions can both improve the health of these women and increase demand for our women's healthcare products.

Our subsidiary, CooperSurgical, manufactures and supplies medical devices, diagnostic products, surgical instruments and related accessories used primarily by obstetricians and gynecologists. We focus primarily on the following areas of women's healthcare: cervical disease, bone assessment, cancer screening, infertility treatment, incontinence, osteoporosis, menstrual disorders and menopause, as well as providing general examination and surgical equipment. Since 1990, we have built CooperSurgical through a series of small acquisitions and are now one of the largest medical device companies supplying women's healthcare products for the practitioner's office. The women's healthcare market is quite fragmented, characterized by numerous small companies that generally offer limited product lines. CooperSurgical is headquartered in Trumbull, Connecticut.

                                 ---------------

Cooper was incorporated in Delaware in 1980. Our principal executive offices are located at 6140 Stoneridge Mall Road, Pleasanton, California 94588, and our telephone number is 925-460-3600. Our web site is www.coopercos.com. The information on Cooper's web site is not part of this document.

                                  The Offering

Issuer............................      The Cooper Companies, Inc., a Delaware
                                        corporation.

Debentures........................      $115,000,000 aggregate principal amount
                                        of 2.625% convertible senior debentures
                                        due 2023.

Maturity..........................      July 1, 2023, unless earlier redeemed,
                                        repurchased or converted.

Ranking...........................      The debentures are our senior unsecured
                                        obligations and rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. The debentures are effectively subordinated to all our existing and future secured indebtedness. As of April 30, 2003, after giving effect to the offering of the debentures, the application of the net proceeds and the acquisition of Prism Enterprises, LP, we had total secured indebtedness of approximately
                                        $104 million. As of April 30, 2003, on
                                        the same basis, we had $124 million of
                                        availability under our secured revolving credit facility. The debentures are not guaranteed by any of our subsidiaries and, accordingly, the debentures are effectively subordinated to the indebtedness and other liabilities of our subsidiaries, including trade creditors. As of April 30, 2003, our subsidiaries had total indebtedness of approximately $60 million, including trade payables but excluding intercompany debt.

Interest..........................      2.625% per year on the principal amount,
                                        payable semi-annually in arrears on
                                        January 1 and July 1 of each year,
                                        beginning January 1, 2004.


                                       2

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Conversion rights.................      Holders may convert their debentures
                                        into shares of our common stock prior to stated maturity under the following circumstances:

                                        o   during any fiscal quarter (beginning
                                            with the quarter ending October 31,
                                            2003) if the sale price of our
                                            common stock for at least 20
                                            consecutive trading days in the 30
                                            consecutive trading day period
                                            ending on the last trading day of
                                            the immediately preceding fiscal
                                            quarter exceeds 120% of the
                                            conversion price on that 30th
                                            trading day;

                                        o   during any five consecutive
                                            trading-day period immediately
                                            following any five consecutive
                                            trading-day period (the "Debenture
                                            Measurement Period") in which the
                                            average trading price for the
                                            debentures during that Debenture
                                            Measurement Period was less than 95%
                                            of the average conversion value for
                                            the debentures during such period;
                                            provided, however, you may not
                                            convert your debentures (in reliance
                                            on this subsection) after July 1,
                                            2018 if, on any trading day during
                                            such Debenture Measurement Period,
                                            the closing sale price of shares of
                                            our common stock was between the
                                            then-current conversion price of the
                                            debentures and 120% of the
                                            then-current conversion price of the
                                            debentures;

                                        o   upon the occurrence of certain
                                            specified corporate transactions; or

                                        o   if we have called the debentures for
                                            redemption.

                                        The debentures are convertible at an
                                        initial conversion rate of 22.5201
                                        shares per $1,000 principal amount of
                                        debentures (which represents an initial
                                        conversion price of approximately $44.40 per share) under the conditions and subject to such adjustments as are described under "Description of the debentures -- Conversion Rights" and
                                        "-- Conversion Rate Adjustments."

                                        Upon conversion, we will have the right
                                        to deliver, in lieu of shares of our
                                        common stock, cash or a combination of
                                        cash and common stock. If we elect to
                                        pay holders cash for their debentures,
                                        the payment will be based on the average of the closing sale prices of our common stock over the five trading-day period starting on the third trading day following the conversion date (as defined below) of the debentures. See "Description of the debentures -- Conversion Procedures."

                                        If we have not given notice of
                                        redemption specifying that we intend to
                                        deliver cash upon conversion thereafter, we must give notice of our election to deliver cash not more than two business days after the conversion date.

Optional redemption...............      On or after July 1, 2008, we may redeem
                                        the debentures for cash at any time as a whole, or from time to time in part, at a price equal to 100% of the principal amount of the debentures to be redeemed plus any accrued and unpaid interest, including additional interest, if any, to, but not including, the redemption date. Our notice of redemption will inform you whether we have decided to deliver shares of our common stock or to pay cash or a combination of cash and common stock in the event that you elect to convert debentures in connection with the redemption. For more information about redemption of the debentures


                                       3
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                                        at our option, see "Description of the
                                        debentures -- Optional Redemption by
                                        Us."

Repurchase of debentures at the
option of holders.................      Each holder of the debentures may
                                        require us to repurchase all or a
                                        portion of that holder's debentures on
                                        July 1 of 2008, 2013 and 2018, at a
                                        repurchase price equal to 100% of the
                                        principal amount of those debentures
                                        plus accrued and unpaid interest,
                                        including additional interest, if any,
                                        to, but not including, the date of
                                        repurchase. We will pay the repurchase
                                        price for any debentures repurchased on
                                        July 1, 2008 in cash. We may choose to
                                        pay the repurchase price of any
                                        debentures repurchased on July 1, 2013
                                        and July 1, 2018 in cash, in shares of
                                        our common stock or a combination of
                                        cash and shares of our common stock. For more information about the purchase of the debentures by us at the option of the holder, see "Description of the debentures -- Repurchase of debentures at Option of Holders -- Optional put."

Fundamental change................      Upon a "fundamental change" (as defined
                                        under "Description of the debentures--
                                        Repurchase of debentures at the Option
                                        of Holders -- Fundamental change put")
                                        prior to July 1, 2013, a holder may
                                        require us to repurchase all or a
                                        portion of that holder's debentures. We
                                        are required to notify all holders about fundamental changes within 30 days of their occurrence, and the repurchase date will be within 30 days following the date of such notice. We will pay a repurchase price equal to 100% of the principal amount of such debentures, plus accrued and unpaid interest, including additional interest, if any, to, but not including, the repurchase date. We may choose to pay the repurchase price in cash, in shares of our common stock, or if we are not the surviving corporation, common stock, ordinary shares or American Depositary
                                        Shares (or similar securities) of the
                                        surviving corporation, or a combination
                                        of the applicable securities and cash.
                                        For more information about the
                                        repurchase of the debentures at the
                                        option of the holder following a
                                        fundamental change, see "Description of
                                        the debentures -- Repurchase of
                                        debentures at the Option of Holders --
                                        Fundamental change put."

Use of proceeds...................      The net proceeds from the sale of the
                                        securities covered by this prospectus
                                        will be received by the selling
                                        securityholders. We will not receive any of the proceeds from any sale by any selling securityholder of the securities covered by this prospectus.

DTC eligibility...................      The debentures were issued in book-entry
                                        form and are represented by one or more
                                        permanent global certificates deposited
                                        with a custodian for, and registered in
                                        the name of, a nominee of the Depository
                                        Trust Company, or DTC, in New York, New
                                        York. Beneficial interests in any such
                                        securities are shown on, and transfers
                                        will be effected only through, records
                                        maintained by DTC and its direct and
                                        indirect participants. Except in limited circumstances, no such interest may be exchanged for certificated securities.
                                        See "Description of the debentures--
                                        Book-Entry Delivery and Settlement."

Listing and trading...............      The debentures originally sold in
                                        private placement transactions are
                                        eligible for trading in the PORTAL'sm'
                                        Market of the National Association of
                                        Securities Dealers, Inc. The debentures
                                        sold using this prospectus, however,
                                        will no longer be eligible for trading
                                        in the


                                       4

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                                        PORTAL'sm' Market. We do not intend to
                                        list the debentures on any other
                                        national securities exchange or
                                        automated quotation system.

                                        Our common stock is listed on the New
                                        York Stock Exchange under the symbol
                                        "COO."

Risk factors......................      In analyzing an investment in the
                                        debentures and the common stock offered
                                        by this prospectus, prospective
                                        investors should carefully consider,
                                        along with other matters referred to and incorporated by reference in this prospectus, the information set forth under "Risk factors."


                                       5
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                                  RISK FACTORS

You should carefully consider and evaluate all the information included or incorporated by reference in this prospectus, including the risks described below, before making an investment decision. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of the debentures and our common stock could decline, and you may lose all or part of your investment. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result o f certain factors, including the risks faced by us described below and elsewhere in this prospectus.

                      Risks Related To Us And Our Business

We operate in the highly competitive healthcare industry and there can be no assurance that we will be able to compete successfully.

Each of our businesses operates within a highly competitive environment. Numerous companies develop, manufacture and market contact lenses. Many competitors in the contact lens business have substantially greater financial resources and larger research and development and sales forces than CooperVision. Furthermore, many of these competitors offer a greater range of contact lenses, plus a variety of other eyecare products, including lens care products and ophthalmic pharmaceuticals, which may give them a competitive advantage in marketing their lenses to high volume contract accounts. To a lesser extent, CooperVision also competes with manufacturers of eyeglasses and other forms of vision correction. There can be no assurance that we will not encounter increased competition in the future, or that a successful entry into CooperVision's higher-margin specialty lens segments by a larger competitor would not have a material adverse effect on our business, financial condition or results of operations.

In the women's healthcare segment, competitive factors include technological and scientific advances, product quality, price and effective communication of product information to physicians and hospitals. CooperSurgical competes with a number of manufacturers in each of its niche markets, some of which have substantially greater financial and personnel resources and sell a much broader range of products.

Our substantial and expanding international operations are subject to uncertainties which could affect our operating results.

Our growth strategy involves expanding our operations to numerous foreign jurisdictions and a significant portion of our current operations is conducted and located outside the United States. We have manufacturing and distribution sites in two major regions: North America and Europe. Approximately 37% of our net sales for the fiscal year ended October 31, 2002 and approximately 39% of our net sales for the six months ended April 30, 2003 were derived from the sale of products outside the United States. Further, we believe that sales outside the U.S. will continue to account for a material portion of our total net sales for the foreseeable future. International operations and business expansion plans are subject to numerous additional risks, including:

o foreign customers may have longer payment cycles than customers in the U.S.;

o     compliance with U.S. Department of Commerce export controls;

o tax rates in some foreign countries may exceed those of the U.S. and foreign earnings may be subject to withholding requirements or the imposition of tariffs, exchange controls or other restrictions;

o     compliance with a variety of foreign regulatory regimes;

o general economic and political conditions in the countries where we operate may have an adverse effect on our operations in those countries or not be favorable to our growth strategy;

o the difficulties associated with managing a large organization spread throughout various countries;

o the risk that foreign governments may adopt regulations or take other actions that would have a direct or indirect adverse impact on our business and market opportunities;

o the difficulty of enforcing agreements and collecting receivables through some foreign legal systems; fluctuations in currency exchange rates;

o the potential difficulty in enforcing intellectual property rights in some foreign countries; and

o     the difficulties associated with gaining market share in Japan.

As we continue to expand our business globally, our success will depend, in large part, on our ability to anticipate and effectively manage these and other risks associated with our international operations. However, any of these factors could adversely affect our international operations and, consequently, our operating results.

Acquisitions we may make may involve numerous risks.

We have a history of making acquisitions which have significantly contributed to our growth in recent years. As part of our growth strategy, particularly at CooperSurgical, we intend to continue to consider acquiring complementary technologies, products and businesses. Although we regularly engage in discussions with respect to possible acquisitions and joint ventures, we do not currently have any understandings, commitments or agreements relating to any material acquisitions. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and an increase in amortization and/or write-offs of goodwill and other intangible assets, which could have a material adverse effect upon our business, financial condition and results of operations. Risks we could face with respect to acquisitions include:

o difficulties in the integration of the operations, technologies, products and personnel of the acquired company;

o     risks of entering markets in which we have no or limited prior experience;

o     potential loss of employees;

o an inability to identify and consummate future acquisitions on favorable terms or at all;

o     diversion of management's attention away from other business concerns;

o expenses of any undisclosed or potential liabilities of the acquired company; and

o expense, including restructuring expenses, to shut-down our own locations and/or terminate our employees.

The risks associated with acquisitions could have a material adverse effect upon our business, financial condition and results of operations. We cannot assure you that we will be successful in consummating future acquisitions on favorable terms or at all.

If our products are not accepted by the market, we will not be able to sustain or expand our business.

Certain of our proposed products have not yet been clinically tested or commercially introduced and we cannot assure you that any of them will achieve market acceptance or generate operating profits. We have not commercially marketed many of our planned new products, such as Proclear aspheric and multifocal, and, therefore, the market acceptance and customer demand for these products are uncertain. The development of a market for our products may be impacted by many factors, some of which are out of our control, including:

o     acceptance of our products by eyecare practitioners;

o     the cost competitiveness of our products;

o     consumer reluctance to try a new product;

o     regulatory requirements;

o     consumer perception of our new products; and

o     the emergence of newer and more competitive products.

Product innovations are important in the industry in which we operate, and we face the risk of product obsolescence.

Product innovations are important in the niche areas of the healthcare industry in which CooperVision and CooperSurgical compete. Although our focus is on products that will be marketable immediately or in the short term rather than on funding longer-term, higher risk research and development projects, time commitments, the cost of obtaining necessary regulatory approval and other costs related to product innovations can be meaningful. There can be no assurance that our new products will be successful in the marketplace and, as a result, justify the expense involved in their development and approval. In addition, there can be no assurance that new products or technologies will not be developed that could lead to the obsolescence of one or more of our products, which could have a material adverse effect on our business, financial condition, or results of operations.

We manufacture a significant portion of the products we sell and we face risks associated with manufacturing operations.

CooperVision and CooperSurgical manufacture a significant portion of the products we sell. As a result, any prolonged disruption in the operations of our manufacturing facilities, whether due to technical or labor difficulties, destruction of or damage to any facility or other reasons, could have a material adverse effect on our business, financial condition and results of operations.

We are vulnerable to interest rate risk with respect to our debt.

We are subject to interest rate risk in connection with the issuance of variable and fixed-rate debt. In order to maintain our desired mix of fixed-rate and variable-rate debt, we may use interest rate swap agreements and exchange fixed and variable-rate interest payment obligations over the life of the arrangements, without exchange of the underlying principal amounts. We cannot assure you that we will be successful in structuring such swap agreements to effectively manage our risks. If we are unable to do so, we may be adversely affected in our business, earnings and financial condition.

Exchange rate fluctuations could adversely affect our financial results.

As a result of our international operations, we expect to generate an increasing portion of our revenue and incur a significant portion of our expenses in currencies other than U.S. dollars. Although we may enter into foreign exchange agreements with financial institutions to reduce our exposure to fluctuations in foreign currency values relative to our debt or receivables obligations, these hedging transactions, if entered into, will not eliminate that risk entirely. In addition, to the extent we are unable to match revenue received in foreign currencies with costs paid in the same currency, exchange rate fluctuations could have a negative impact on our financial condition and results of operations. Additionally, because our consolidated financial results are reported in dollars, if we generate sales or earnings in other currencies the translation of those results into dollars can result in a significant increase or decrease in the amount of those sales or earnings. As a result of our worldwide operations, currency exchange rate fluctuations tend to affect our results of operations and financial position.

If we do not retain our key personnel and attract and retain other highly skilled employees our business could suffer.

If we fail to recruit and retain the necessary personnel, our business and our ability to obtain new customers, develop new products and provide acceptable levels of customer service could suffer. The success of our business is heavily dependent on the leadership of our key management personnel. Our success also depends on our ability to recruit, retain and motivate highly skilled sales, marketing and engineering personnel. Competition for these persons in our industry is intense and we may not be able to successfully recruit, train or retain qualified personnel.

Our intellectual property may be misappropriated or subject to claims of infringement.

We consider our intellectual property rights, including patents, trademarks and licensing agreements, to be an integral component of our business. We attempt to protect our intellectual property rights through a combination of patent, trademark, copyright and trade secret laws, as well as licensing agreements and third-party nondisclosure and assignment agreements. Our failure to obtain or maintain adequate protection of our intellectual property rights for any reason could have a material adverse effect on our business, results of operations and financial condition.

We have applied for patent protection in the U.S. relating to certain existing and proposed processes and products. We cannot assure you that any of our patent applications will be approved. The patents we own could be challenged, invalidated or circumvented by others and may not be of sufficient scope or strength to provide us with any meaningful protection or commercial advantage. Patent applications in the U.S. are maintained in secrecy for a period of time, which may last until patents are issued, and since publication of discoveries in the scientific or patent literature tends to lag behind actual discoveries by several months, we cannot be certain that we will be the first creator of inventions covered by any patent application we make or the first to file patent applications on such inventions. Further, we cannot assure you that we will have adequate resources to enforce our patents.

Our competitors in both the U.S. and foreign countries, many of which have substantially greater resources and have made substantial investments in competing technologies, may have applied for or obtained, or may in the future apply for and obtain, patents that will prevent, limit or otherwise interfere with our ability to make and sell our products. We have not conducted an independent review of patents issued to third parties. Claims that our products infringe the proprietary rights of others are more likely to be asserted after commencement of commercial sales incorporating our technology. We cannot assure you that we will not infringe on any of our competitors' patents.

Significant litigation regarding intellectual property rights exists in our industry. It is possible that third parties will make claims of infringement against us or manufacturers in connection with their use of our technology. Any claims, even those without merit, could:

o     be expensive and time consuming to defend;

o cause us to cease making, licensing or using products that incorporate the challenged intellectual property;

o     require us to redesign or reengineer our products, if feasible;

o     divert management's attention and resources; or

o require us to enter into royalty or licensing agreements in order to obtain the right to use a necessary product, component or process.

Any royalty or licensing agreements, if required, may not be available to us on acceptable terms or at all. A successful claim of infringement against us or our contract manufacturers in connection with the use of our technology could adversely affect our business.

We also rely on unpatented proprietary technology. It is possible that others will not independently develop the same or similar technology or otherwise obtain access to our unpatented technology. To protect our trade secrets and other proprietary information, we require employees, consultants, advisors and collaborators to enter into confidentiality agreements. We cannot assure you that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. If we are unable to maintain the proprietary nature of our technologies, we could be materially adversely affected.

Moreover, with respect to both existing and proposed foreign and domestic operations, we cannot assure you that changes in current or future laws or regulations or future judicial intervention would not have a material adverse effect on us. We are unable to predict the effect that any future foreign or domestic legislation or regulation may have on our existing or future business.

We rely on independent suppliers for raw materials and we could experience inventory shortages if we were required to use an alternative supplier on short notice.

We rely on independent suppliers for key raw materials, which primarily consist of various chemicals and packaging materials. Raw materials used by us are generally available from more than one source. However, because some products require specialized manufacturing procedures, we could experience inventory shortages if we were required to use an alternative manufacturer on short notice.

We face an inherent risk of exposure to product liability claims.

We face an inherent risk of exposure to product liability claims in the event that the use of our products results in personal injury. We also face the risk that defects in the design or manufacture of our products might necessitate a product recall. We handle some risk with a combination of self-insurance and third-party carrier policies, which policies are subject to deductibles and limitations. One of our products is the subject of product liability claims which arose prior to our acquisition of the manufacturer. Although we are entitled to indemnification from the seller and the product is covered by third party carrier insurance, there can be no assurance that such indemnification and insurance will be adequate. There can be no assurance that we will not experience material losses due to product liability claims or recalls in the future.

We face risks related to environmental matters.

Our facilities are subject to a broad range of federal, state, local and foreign environmental laws and requirements, including those governing discharges to the air and water, the handling or disposal of solid and hazardous substances and wastes and remediation of contamination associated with the release of hazardous substances at our facilities and offsite disposal locations. We have made, and will continue to make, expenditures to comply with such laws and requirements. Future events, such as changes in existing laws and regulations or the discovery of contamination at our facilities, may give rise to additional compliance or remediation costs that could have a material adverse effect on our business, results of operations or financial condition. Moreover, as a manufacturer of various products, we are exposed to some risk of claims with respect to environmental matters, and there can be no assurance that material costs or liabilities will not be incurred in connection with any such claims.

We are involved in a voluntary clean-up at one of our sites in the state of New York, and although the workplan submitted to the state was accepted and the clean-up is proceeding in accordance with the workplan and our expectations, there can be no assurance that the clean-up will be completed within the timeframe and cost projected, that the expected results will be achieved, or that we will not identify alternate sources of contamination in connection with their remediation. As such, there can be no assurance that material costs or liabilities will not be incurred in connection with any such remediation.

We may be required to recognize impairment charges.

Pursuant to generally accepted accounting principles, we are required to perform impairment tests on our goodwill balance annually or at any time when events occur, which could impact the value of our business segments. Our determination of whether an impairment has occurred is based on a comparison of each of our reporting units' fair market value with its carrying value. Significant and unanticipated changes could require a provision for impairment in a future period that could substantially affect our reported earnings in a period of such change. In addition, such charges would reduce our consolidated net worth and our shareholders' equity, increasing our debt to total capitalization ratio, which may result in a default under our credit facilities.

We are in the process of upgrading certain of our management information systems and there can be no assurance that there will not be excessive costs associated with such upgrade.

We are in the process of upgrading certain of our management information systems. There can be no assurance that such upgrades will not result in a disruption of our business, extensive commitment of time and other costs related to upgrading such management information systems.

Our earnings will be adversely affected if we are required to change our accounting policies with respect to the expensing of stock options.

We do not currently deduct the expense of stock option grants from our income based on the fair value method. Regulatory authorities, including the Financial Accounting Standards Board and the International Accounting Standards Board, are considering requiring companies to change their accounting policies to record the fair value of stock options issued to employees and directors as an expense. Many companies have or are in the process of voluntarily changing their accounting policies to expense the fair value of stock options. Stock options are an important component of our employee compensation package. If we change our accounting policy with respect to the treatment of stock option grants, our earnings would be adversely affected which in turn could have negative impact on the price of our common stock and the debentures.

New medical and technological changes may reduce the need for our optical products.

Technological developments in the eyecare industry, such as new surgical procedures or medical devices, may adversely affect the demands for our products. Corneal refractive surgical procedures such as Lasik surgery and the development of new pharmaceutical products may decrease the demand for our optical products. If these new advances were to provide a practical alternative to traditional vision correction, the demand for contact lenses and eyeglasses may materially decrease. We cannot assure that medical advances and technological developments will not have a material adverse effect on our optical business.

Risks relating to government regulation.

FDA regulations

Our products and operations are subject to extensive and rigorous regulation by the U.S. Food and Drug Administration (the "FDA") under the Federal Food, Drug, and Cosmetic Act, and its implementing regulations, guidances, and standards. The FDA regulates the research, testing, manufacturing, safety, labeling, storage, recordkeeping, promotion, distribution, and production of medical devices in the United States to ensure that medical products distributed domestically are safe and effective for their intended uses. The FDA also regulates the export of medical devices manufactured in the United States to international markets. Any violations of these laws and regulations could result in a material adverse effect on our business, financial condition and results of operations. In addition, if there is a change in law, regulation or judicial interpretation, we may have to change our business practices, which could have a material adverse effect on our business, financial condition and results of operations.

Under the Federal Food, Drug, and Cosmetic Act, medical devices are classified into one of three classes -- Class I, Class II or Class III--depending on the degree of risk associated with each medical device and the extent of control needed to ensure safety and effectiveness. We have products in each class.

Class I devices are those for which safety and effectiveness can be assured by adherence to FDA's general regulatory controls for medical devices, which include compliance with the applicable portions of the FDA's

Quality System Regulation, facility registration and product listing, reporting of adverse medical events, and appropriate, truthful and non-misleading labeling, advertising, and promotional materials (the "General Controls"). Some Class I devices also require premarket clearance by the FDA through the 510(k) premarket notification process described below.

Class II devices are subject to the FDA's general controls, and any other special controls as deemed necessary by FDA to ensure the safety and effectiveness of the device. Premarket review and clearance by the FDA for Class II devices is accomplished through the 510(k) premarket notification procedure. Pursuant to the recently enacted Medical Device User Fee and Modernization Act of 2002, as of October, 2002 unless a specific exemption applies, 510(k) premarket notification submissions are subject to user fees. Certain Class II devices are exempt from this premarket review process. When a 510(k) is required, the manufacturer must submit to the FDA a premarket notification submission demonstrating that the device is "substantially equivalent" to either: a device that was legally marketed prior to May 28, 1976, the date upon which the Medical Device Amendments of 1976 were enacted, or to another commercially available, similar device which was subsequently cleared through the 510(k) process.

If the FDA agrees that the device is substantially equivalent, it will grant clearance to commercially market the device. By regulation, the FDA is required to clear a 510(k) within 90-days of submission of the application. As a practical matter, clearance often takes longer. The FDA may require further information, including clinical data, to make a determination regarding substantial equivalence. If the FDA determines that the device, or its intended use, is not "substantially equivalent" to a preamendment or other commercially available device, the FDA will place the device, or the particular use of the device, into Class III, and the device sponsor must then fulfill much more rigorous premarketing requirements.

A Class III product is a product which has a new intended use, or uses advanced technology that is not substantially equivalent to that of a legally marketed device. The safety and effectiveness of Class III devices cannot be assured solely by the General Controls and the other requirements described above. These devices almost always require formal clinical studies to demonstrate safety and effectiveness.

Submission and FDA approval of a premarket approval application is required before marketing of a Class III product can proceed. As with 510(k) submissions, unless subject to an exemption, premarket approval application submissions are subject to user fees. The premarket approval application process is much more demanding than the 510(k) premarket notification process. A premarket approval application, which is intended to demonstrate that the device is safe and effective, must be supported by extensive data, including data from preclinical studies and human clinical trials. The premarket approval application must also contain a full description of the device and its components, a full description of the methods, facilities, and controls used for manufacturing, and proposed labeling. Following receipt of a premarket approval application, once the FDA determines that the application is sufficiently complete to permit a substantive review, the FDA will accept the application for review. The FDA, by statute and by regulation, has 180-days to review an "accepted" premarket approval application, although the review of an application more often occurs over a significantly longer period of time, and can take up to several years. In approving a premarket approval application or clearing a 510(k) application, the FDA may also require some form of post-market surveillance when necessary to protect the public health or to provide additional safety and effectiveness data for the device. In such cases, the manufacturer might be required to follow certain patient groups for a number of years and makes periodic reports to the FDA on the clinical status of those patients.

The soft contact lenses that we currently market have received FDA clearance through the 510(k) process or approval through the premarket approval application process. In addition, we have made modifications to our products that we do not believe require the submission of new 510(k) modifications or premarket approval application supplements. We cannot confirm, however, that the FDA will agree with any of our determinations not to submit new 510(k) notifications or premarket approval application supplements for these changes, that the FDA will not require us to cease sales and distribution while seeking clearances of 510(k) notifications and approvals of premarket approval application supplements for the changes, or that we will obtain such clearances and approvals, if required, in a timely manner or at all.

When FDA approval of a Class I, Class II or Class III device requires human clinical trials, and if the device presents a "significant risk" (as defined by the FDA) to human health, the device sponsor is required to file an investigational device exemption application with the FDA and obtain investigational device exemption approval prior to commencing human clinical trials. If the device is considered a "non-significant" risk, investigational device exemption submission to FDA is not required. Instead, only approval from the Institutional Review Board overseeing the clinical trial is required. Human clinical trials are generally required in connection with approval of Class III devices and may be required for Class I and II devices. The FDA, and the Institutional Review Board at each institution at which a clinical trial is being performed, may suspend a clinical trial at any time for various reasons, including a belief that the subjects are being exposed to an unacceptable health risk. There can be no assurances that we will be able to secure 510(k) and premarket approval application clearances and approvals for our new medical devices, or that FDA will not suspend, modify, or revoke existing clearances and approvals for products currently being marketed by the Company. If this were to occur, it could have a material adverse effect on our business, financial condition, and results of operations.

After FDA permits a device to enter commercial distribution, numerous regulatory requirements apply. These include: the Quality System Regulation, which requires manufacturers to follow elaborate design, testing, control, documentation and other quality assurance procedures during the manufacturing process; labeling regulations; the FDA's general prohibition against promoting products for unapproved or "off-label" uses; and the Medical Device Reporting regulation, which requires that manufacturers report to the FDA if their device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if it were to reoccur. The FDA has broad post-market, regulatory and enforcement powers. Failure to comply with the applicable U.S. medical device regulatory requirements could result in, among other things, warning letters, fines, injunctions, consent decrees, civil penalties, repairs, replacements, refunds, recalls or seizures of products (which would result in the cessation or reduction of our production volume), total or partial suspension of production, the FDA's refusal to grant future premarket clearances or approvals, withdrawals or suspensions of current product applications, and criminal prosecution. If any of these events were to occur, they could have a material adverse effect on our business, financial condition and results of operations.

From time to time we voluntarily recall a product. For example, we are currently involved in two recalls. On August 1, 2002 we initiated a voluntary recall of a uterine manipulator-injector device. There can be no assurance that the product will not cause serious injury in the future as a result of products remaining in use despite the recall. We are currently working to replace these products and do not expect the cost of this recall to be material. We also intend to issue a recall of specific batches of one of our contact lens products due to mislabeling resulting from a software error in the labeling process. We do not believe these mislabeled products pose a serious health or safety risk and believe that the cost of the recall will be approximately $400,000.

In addition, we acquired Ackrad Laboratories, Inc. on May 21, 2002. Prior to the acquisition on December 6, 1995, Ackrad had entered into a FDA Consent Decree of Permanent Injunction due to violations of FDA Good Manufacturing Practice regulations, including failure to have adequate validation of device manufacturing and sterilization processes. Both Ackrad and we have instituted corrective actions to address the Good Manufacturing Practice deficiencies and we believe we are in substantial compliance with FDA's Good Manufacturing Practice regulations.

Healthcare reform

In recent years, an increasing number of legislative initiatives have been introduced or proposed in Congress and in state legislatures that could effect major changes in the healthcare system, either nationally or at the state level. Among the proposals under consideration are price controls on hospitals, insurance market reforms to increase the availability of group health insurance to small businesses, requirements that all businesses offer health insurance coverage to their employees and the creation of a government health insurance plan or plans that would cover all citizens. There continue to be efforts at the federal level to introduce various insurance market reforms, expanded fraud and abuse and anti referral legislation and further reductions in Medicare and Medicaid coverage and reimbursement. A broad range of both similar and more comprehensive healthcare reform initiatives is likely to be considered at the state level. It is uncertain which, if any, of these or other proposals will be adopted. We cannot predict the effect such reforms or the prospect of their enactment may have on our business.

Retail optics industry

Our success depends to a significant extent upon the success of our customers in the retail optical industry. These customers are subject to a variety of federal, state and local laws, regulations and ordinances. The state and local legal requirements vary widely among jurisdictions and are subject to frequent change. Furthermore, numerous healthcare-related legislative proposals have been made in recent years in the Congress and in various state legislatures. The potential impact of these proposals with respect to the business of our customers is uncertain, and we cannot assure you that that the proposals, if adopted, would not have a material adverse impact on our revenues, business, financial condition and results of operations.

There is substantial United States federal and state governmental regulation related to the prescribing of contact lenses. These regulations relate to who is permitted to prescribe and fit contact lenses, the prescriber's obligation to provide prescriptions to its patients, the length of time a prescription is valid, the ability or obligation of prescribers to prescribe lenses by brand rather than by generic equivalent or specification, and other matters. In addition, adverse regulatory or other decisions affecting eyecare practitioners, or material changes in the selling and prescribing practices for contact lenses, could have a material adverse affect on our business, operating results and financial condition. Finally, although cost controls or other requirements imposed by third party healthcare payors such as insurers and health maintenance organizations have not historically had a significant effect on contact lens prices or distribution practices, this could change in the future, and could adversely affect our business, financial condition and results of operations.

International product regulations

In many of the foreign countries in which we market our products, we are subject to regulations affecting, among other things, product standards, packaging requirements, labeling requirements, import restrictions, tariff regulations, duties and tax requirements. Many of the regulations applicable to our devices and products in such countries are similar to those of the FDA. In many countries, the national health or social security organizations require our products to be qualified before they can be marketed with the benefit of reimbursement eligibility. To date, we have not experienced difficulty in complying with these regulations. Due to the movement towards harmonization of standards in the European Union, we expect a changing regulatory environment in Europe characterized by a shift from a country by-country regulatory system to a European Union-wide single regulatory system. We cannot currently predict the timing of this harmonization. Our failure to receive, or delays in the receipt of, relevant foreign qualifications could have a material adverse effect on our business, financial condition and results of operations.

We have also implemented policies and procedures allowing us to position ourselves for the changing international regulatory environment. The ISO 9000 series of standards has been developed as an internationally recognized set of guidelines that are aimed at ensuring the design and manufacture of quality products. A company that passes an ISO audit and obtains ISO registration becomes internationally recognized as well run and functioning under a competent quality system. In certain foreign markets, it may be necessary or advantageous to obtain ISO 9000 series certification, which is in some ways analogous to compliance with the FDA's Quality System Regulation requirements. The European Community promulgated rules requiring medical products to receive a CE mark by mid-1998. A CE mark is an international symbol of adherence to certain standards and compliance with applicable European medical device requirements.

Federal privacy and transaction law and regulations

Other federal legislation will affect the manner in which we use and disclose health information. The Health Insurance Portability and Accountability Act of 1996 ("HIPAA") mandates, among other things, the adoption of standards for the electronic exchange of health information that may require significant and costly changes to current practices. The U.S. Department of Health and Human Services ("HHS") has released three rules to date mandating the use of new standards with respect to certain healthcare transactions and health information. The first rule requires the use of uniform standards for common healthcare transactions, including healthcare claims information, plan eligibility, referral certification and authorization, claims status, plan enrollment and disenrollment, payment and remittance advice, plan premium payments, and coordination of benefits. The second rule released by HHS imposes new standards relating to the privacy of individually identifiable health information. These standards not only require compliance with rules governing the use and disclosure of protected health information, but they also require an entity subject to HIPAA to obtain satisfactory assurances that any of its business associates to whom such information is disclosed will safeguard the information. The third rule released by HHS establishes minimum standards for the security of electronic health information. While we do not believe we are directly regulated as a covered entity under HIPAA, many of our customers are covered entities subject to HIPAA. Such customers may require us to enter into business associates agreements, which obligate us to safeguard certain health information we obtain in the course of servicing the customers, restrict the manner in which we use and disclose such information and impose liability on us for failure to meet our contractual obligations. The costs of complying with these contractual obligations and potential liability associated with failure to do so could have a material adverse effect on our business and financial condition and results of operation.

Fraud and abuse

We may be subject to various federal and state laws pertaining to healthcare fraud and abuse, including anti-kickback laws and physician self-referral laws. Violations of these laws are punishable by criminal and civil sanctions, including, in some instances, exclusion from participation in federal and state healthcare programs, including Medicare, Medicaid, Veterans Administration health programs and TRICARE. While we believe that our operations are in material compliance with such laws, because of the complex and far-reaching nature of these laws, there can be no assurance that we would not be required to alter one or more of its practices to be in compliance with these laws. Any violations of these laws or regulations could result in a material adverse effect on our business, financial condition and results of operations. Moreover, if there is a change in law, regulation, administrative or judicial interpretation, we may have to change our business practices or our existing business practices could be challenged as unlawful, which could have a material adverse effect on our business, financial condition and results of operations.

Anti-kickback and fraud laws. Our operations may be subject to federal and state anti-kickback laws. Certain provisions of the Social Security Act, which are commonly known collectively as the Medicare Fraud and Abuse Statute, prohibit persons from knowingly and willfully soliciting, receiving, offering or providing remuneration directly or indirectly to induce either the referral of an individual, or the furnishing, recommending, or arranging for a good or service, for which payment may be made under a federal healthcare program such as Medicare and Medicaid. The definition of "remuneration" under this statute has been broadly interpreted to include anything of value, including such items as gifts, discounts, waiver of payments, and providing anything at less than its fair market value. Many states have adopted prohibitions similar to the Medicare Fraud and Abuse Statute, some of which apply to the referral of patients for healthcare services reimbursed by any source, not only by the Medicare and Medicaid programs.

HIPAA created two new federal crimes: healthcare fraud and false statements relating to healthcare matters. The healthcare fraud statute prohibits knowingly and willfully executing or attempting to execute a scheme or artifice to defraud any healthcare benefit program, including private payers. The false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement or representation in connection with the delivery of or payment for healthcare benefits, items or services. This statute applies to any health benefit plan, not just Medicare and Medicaid. Additionally, HIPAA granted expanded enforcement authority to HHS and the U.S. Department of Justice and provided enhanced resources to support the activities and responsibilities of the OIG and Department of Justice by authorizing large increases in funding for investigating fraud and abuse violations relating to healthcare delivery and payment. In addition, HIPAA mandates the adoption of standards for the electronic exchange of health information.

Physician self-referral laws. We may also be subject to federal and state physician self-referral laws. Federal physician self-referral legislation (commonly known as the Stark Law) prohibits, subject to certain exceptions, physician referrals of Medicare and Medicaid patients to an entity providing certain "designated health services" if the physician or an immediate family member has any financial relationship with the entity. The Stark Law also prohibits the entity receiving the referral from billing any good or service furnished pursuant to an unlawful referral, and any person collecting any amounts in connection with an unlawful referral is obligated to refund such amounts. Various states have corollary laws to the Stark Law, including laws that require physicians to disclose any financial interest they may have with a healthcare provider to their patients when referring patients to that provider. Both the scope and exceptions for such laws vary from state to state.

False claims laws. Under separate statutes, submission of claims for payment or causing such claims to be submitted that are "not provided as claimed" may lead to civil money penalties, criminal fines and imprisonment, and/or exclusion from participation in Medicare, Medicaid and other federally funded state health programs. These false claims statutes include the federal False Claims Act, which prohibits the knowing filing of a false claim or the knowing use of false statements to obtain payment from the federal government. When an entity is determined to have violated the False Claims Act, it must pay three times the actual damages sustained by the government, plus mandatory civil penalties of between $5,500 and $11,000 for each separate false claim. Suits filed under the False Claims Act, known as "qui tam" actions, can be brought by any individual on behalf of the government and such individuals (known as "relators" or, more commonly, as "whistleblowers") may share in any amounts paid by the entity to the government in fines or settlement. In addition, certain states have enacted laws modeled after the federal False Claims Act. Qui tam actions have increased significantly in recent years causing greater numbers of healthcare companies to have to defend a false claim action, pay fines or be excluded from the Medicare, Medicaid or other federal or state healthcare programs as a result of an investigation arising out of such action.

       Risks Relating To Investment In The Debentures And Our Common Stock

Our stock price has been volatile historically and may continue to be volatile. The price of our common stock, and therefore the price of the debentures, may fluctuate significantly, which may make it difficult for holders to resell the debentures or the shares of our common stock issuable upon conversion of the debentures when desired or at attractive prices.

The market price for our common stock has been and may continue to be volatile. For example, during the 52-week period ended July 31, 2003, the last reported prices of our common stock on the New York Stock Exchange ranged from a high of $36.30 to a low of $20.32. We expect our stock price to be subject to fluctuations as a result of a variety of factors, including factors beyond our control. These factors include:

o     actual or anticipated variations in our quarterly operating results;

o announcements of technological innovations or new products or services by us or our competitors;

o announcements relating to strategic relationships, acquisitions or investments;

o     changes in financial estimates or other statements by securities analysts;

o if the debentures received a lower rating than anticipated by investors or a subsequent downgrade in ratings;

o     changes in general economic conditions;

o     terrorist attacks, and the effects of war; and

o changes in the economic performance and/or market valuations of other companies in our industry.

Because of this volatility, we may fail to meet the expectations of our stockholders or of securities analysts at some time in the future, and the trading prices of our securities could decline as a result. In addition, the stock market has experienced significant price and volume fluctuations that have affected the trading prices of equity securities. These fluctuations have often been unrelated or disproportionate to the operating performance of issuing companies. In addition, any negative change in the public's perception of vision care or women's healthcare related companies or medical device companies could depress our stock price regardless of our operating results. Because the debentures are convertible into shares of our common stock, volatility or depressed prices for our common stock could have a similar effect on the trading price of the debentures. Holders who receive common stock upon conversion also will be subject to the risk of volatility and depressed prices of our common stock.

We expect that the trading value of the debentures will be significantly affected by the price of our common stock.

The market price of the debentures is expected to be significantly affected by the market price of our common stock. This may result in greater volatility in the trading value of the debentures than would be expected for nonconvertible debt securities.

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under these debentures.

We have now and expect to continue to have a significant amount of indebtedness. As of April 30, 2003, after giving pro forma effect to the offering of the debentures, the application of the net proceeds and the acquisition of Prism Enterprises, LP, we had total indebtedness of $204 million.

As of April 30, 2003, after giving effect to the offering of the debentures, the application of the net proceeds and the acquisition of Prism Enterprises, LP, we had $124 million of availability under our secured revolving credit facility for further borrowings.

Our substantial indebtedness could have important consequences to you. For example, it could:

o make it more difficult for us to satisfy our obligations with respect to these debentures;

o increase our vulnerability to general adverse economic and industry conditions;

o require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

o limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

o place us at a competitive disadvantage compared to our competitors that have less debt; and

o     limit our ability to borrow additional funds.

In addition, our credit facility contains financial and other restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debts.

The debentures do not restrict our ability to incur additional debt or to take other actions that could negatively impact holders of the debentures.

We are not restricted under the terms of the debentures from incurring additional indebtedness, including secured debt. In addition, the limited covenants applicable to the debentures do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the debentures could have the effect of diminishing our ability to make payments on the debentures when due. In addition, we are not restricted from repurchasing subordinated indebtedness or common stock by the terms of the debentures. If the initial purchasers exercise their option to purchase additional debentures, or if we issue other debt securities in the future, our debt service obligations will increase.

Your right to receive payments on these debentures is effectively subordinated to the rights of our existing and future secured creditors and the creditors of our subsidiaries.

Holders of our secured indebtedness have claims that are prior to your claims as holders of the debentures to the extent of the value of the assets securing that other indebtedness. Our credit facility is secured by liens on a substantial portion of our assets. The debentures are effectively subordinated to all that secured indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to those of our assets that constitute their collateral. Holders of the debentures will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the debentures, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the debentures. As a result, holders of debentures may receive less, ratably, than holders of secured indebtedness.

As of April 30, 2003, after giving effect to the offering of the debentures, the application of the net proceeds and the acquisition of Prism Enterprises, LP, we had total secured indebtedness of approximately $104 million. We can incur an unlimited amount of secured or unsecured indebtedness in the future under the terms of the indenture. As of April 30, 2003, our subsidiaries had total indebtedness of approximately $60 million, including trade payables but excluding intercompany debt.

In addition, we conduct substantially all of our operations through our subsidiaries and our subsidiaries do not guarantee the debentures. As a result, holders of the debentures are effectively subordinated to the indebtedness and other liabilities of our subsidiaries, including trade creditors. Therefore, in the event of the insolvency or liquidation of a subsidiary, following payment by such subsidiary of its liabilities, such subsidiary may not have sufficient remaining assets to make payments to us a shareholder or otherwise. In the event of a default by a subsidiary under any credit arrangement or other indebtedness, its creditors could accelerate such debt, prior to such subsidiary distributing amounts to us that we could have used to make payments on the debentures.

If you are able to resell your debentures, many other factors may affect the price you receive, which may be lower than you believe to be appropriate.

If you are able to resell your debentures, the price you receive will depend on many other factors that may vary over time, including:

o     the number of potential buyers;

o     the level of liquidity of the debentures;

o     ratings, if any, published by major credit rating agencies;

o     our financial performance;

o     the amount of indebtedness we have outstanding;

o     the level, direction and volatility of market interest rates generally;

o     the market for similar securities;

o     the performance of our common stock;

o     the redemption and repayment features of the debentures to be sold; and

o     the time remaining to the maturity of the debentures.

As a result of these factors, you may only be able to sell your debentures at prices below those you believe to be appropriate, including prices below the price you paid for them.

Securities we issue to fund our operations could dilute your ownership.

We may decide to raise additional funds through public or private debt or equity financing to fund our operations. If we raise funds by issuing equity securities, the percentage ownership of our current stockholders will be reduced and the new equity securities may have rights prior to those of the common stock issuable upon conversion of the debentures. We may not obtain sufficient financing on terms that are favorable to you or us. We may delay, limit or eliminate some or all of our proposed operations if adequate funds are not available.

The conditional conversion feature of the debentures could result in you receiving less than the value of the common stock into which a note would otherwise be convertible.

The debentures are convertible into shares of our common stock only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your debentures, and you may not be able to receive the value of the common stock into which the debentures would otherwise be convertible.

We may not be able to repurchase the debentures.

You may require us to repurchase all or a portion of your debentures on certain dates or in the event of a fundamental change. We may not have enough funds to pay the repurchase price on a purchase date (in which case, we could be required to issue common stock to pay the repurchase price in the case of purchase dates in 2013 and 2018) or pay the fundamental change purchase price in the event of a fundamental change. Our existing and any future credit agreements or other debt agreements (including other senior indebtedness) to which we become a party may provide that our obligation to purchase or redeem the debentures would be an event of default under such agreement. As a result, we may be restricted or prohibited from repurchasing or redeeming the debentures. If we are prohibited from repurchasing or redeeming the debentures, we could seek the consent of then-existing lenders to repurchase or redeem the debentures or we could attempt to refinance the borrowings that contain such prohibition. If we are unable to obtain a consent or refinance the debt, we could not repurchase or redeem the debentures. Our failure to redeem tendered debentures would constitute a default under the indenture and might constitute a default under the terms of other indebtedness that we incur. The term "fundamental change" is limited to certain specified transactions and may not include other events that might adversely affect our financial condition. Our obligation to repurchase the debentures upon a fundamental change would not necessarily afford holders of debentures protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

We cannot assure you that a trading market will develop or be maintained for the debentures.

We have been advised that there is only a limited trading market for the debentures. The debentures are not listed and we do not intend to list them on any exchange. We have been informed that one or more broker dealers makes a market in the debentures, but no one is obligated to do so and those activities may be ceased at any time. In addition, the liquidity of the trading market in the debentures, and the market price quoted for the debentures, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. In addition, such market-making activities will be subject to limits imposed by the Securities Act and the Exchange Act. As a result, we cannot assure you that even if there is a trading market for the debentures that it will provide enough liquidity for you to sell your debentures.

The debentures may not be rated or may receive a lower rating than anticipated.

We believe it is unlikely that the debentures will be rated. However, if one or more rating agencies rates the debentures and assigns the debentures a rating lower than the rating expected by investors, or reduces their rating in the future, the market price of the debentures and our common stock would be harmed.

Certain anti-takeover effects.

Certain provisions of the our Restated Certificate of Incorporation, or the restated certificate, and Amended and Restated By-laws, or the by-laws, may inhibit changes in control of the Company not approved by our board of directors. These provisions include: (i) advance notice requirements for stockholder proposals and nominations and (ii) the authority of our board to issue without stockholder approval preferred stock with such terms as our board may determine. We will also be afforded the protections of Section 203 of the Delaware General Corporation Law, which could have similar effects. Our board of directors adopted a preferred stock purchase rights plan, commonly known as a "poison pill," pursuant to a rights agreement dated as of October 29, 1997. The rights agreement is intended to prevent abusive hostile takeover attempts by requiring a potential acquiror to negotiate the terms of an acquisition with our board of directors. However, it could have the effect of deterring or preventing an acquisition of our company, even if a majority of the our stockholders would be in favor of such acquisition, and could also have the effect of making it more difficult for a person or group to gain control of our company or to change existing management.

                       RATIO OF EARNINGS TO FIXED CHARGES

The following table shows the ratio of earnings to fixed charges for us and our consolidated subsidiaries for the periods indicated.

                Years ended October 31,                  Six months
    --------------------------------------------            ended
    2002     2001       2000      1999      1998       April 30, 2003
    ----     ----       ----      ----      ----       --------------
    7.3       9.6        6.9       4.8       4.0             5.9

These ratios have been calculated by dividing (i) income before income taxes plus fixed charges (adjusted for capitalized interest) by (ii) fixed charges. Fixed charges consist of interest incurred (expensed or capitalized) and the portion of rent expense (one-third) which is deemed representative of interest.

                                 USE OF PROCEEDS

The net proceeds from the sale of the securities covered by this prospectus will be received by the selling securityholders. We will not receive any of the proceeds from any sale by any selling securityholder of the securities covered by this prospectus.

                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock is listed and traded on the New York Stock Exchange under the symbol "COO." The following table sets forth, for the fiscal periods indicated, the range of high and low sale prices for our common stock. On August 14, 2003 the last reported sale price for our common stock was $35.13 per share.

                                                                 Price Range
                                                             -------------------
                                                               Low         High
--------------------------------------------------------------------------------
Fiscal 2001
     First Quarter.......................................    $ 15.25     $ 20.75
     Second Quarter......................................      17.45       25.20
     Third Quarter.......................................      20.45       25.70
     Fourth Quarter......................................      20.35       27.86

Fiscal 2002
     First Quarter.......................................      21.02       25.37
     Second Quarter......................................      21.19       26.79
     Third Quarter.......................................      19.17       27.55
     Fourth Quarter......................................      20.32       28.95

Fiscal 2003
     First Quarter.......................................      23.10       31.47
     Second Quarter......................................      25.12       31.01
     Third Quarter ......................................      27.75       36.30
     Fourth Quarter (through August 14, 2003)............      32.03       35.35

As of July 31, 2003, we had approximately 835 stockholders of record.

      In November 2002 our Board of Directors declared a two-for-one stock split effected in the form of a stock dividend that was paid November 22, 2002. On a split adjusted basis, we paid quarterly dividends of $0.01 per share beginning July 5, 1999 through January 5, 2001. We increased our dividend in the first quarter of 2001 to $0.05 per share annually, and paid semiannual dividends of $0.025 per share beginning July 5, 2001. In November 2002 we increased our annual dividend rate to $0.06 cents annually and paid a semiannual dividend of $0.03 cents per share on each of January 6, 2003 and July 3, 2003. The continued payment of dividends by us is subject to the discretion of our board of directors and will depend on earnings, financial condition, capital requirements and other factors deemed relevant by our board of directors.

                          DESCRIPTION OF THE DEBENTURES

The debentures were issued by us under an indenture, dated as of June 25, 2003 between us and Wells Fargo Bank, National Association, as trustee. The debentures mature on July 1, 2023. Initially, the trustee will also act as paying agent, conversion agent, transfer agent, and bid solicitation agent for the debentures.

The following description is only a summary of the material provisions of the debentures, the indenture and the registration rights agreement. We urge you to read these documents in their entirety because they, and not this description, define the rights of holders of the debentures. You may obtain copies of these documents by visiting the SEC's website at www.sec.gov as set forth under caption "Where you can find more information" or you may request copies of these documents at our address set forth under the caption "Prospectus summary."

When we refer to "Cooper," "we," "our," or "us" in this section, we refer only to The Cooper Companies, Inc., a Delaware corporation, and not to its subsidiaries.

GENERAL

The debentures to be offered by the selling securityholders pursuant to this prospectus:

o     are limited to $115,000,000 in aggregate principal amount;

o bear interest at a per annum rate of 2.625%, payable semi-annually, on each January 1 and July 1, beginning January 1, 2004;

o bear additional interest, which we refer to as "additional interest," if we fail to comply with certain obligations set forth below under "-- Registration Rights;"

o are issued only in denominations of $1,000 principal amount and multiples thereof;

o are senior unsecured obligations of Cooper and rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness and senior to any of our subordinated indebtedness; as indebtedness of Cooper, the debentures are effectively subordinated to all indebtedness and other liabilities of our subsidiaries;

o are convertible into our shares of common stock at an initial conversion rate of 22.5201 shares per $1,000 principal amount of the debentures (which represents a conversion price of approximately $44.40 per share) under the conditions and subject to such adjustments as are described under "-- Conversion Rights;" and "-- Conversion Rate Adjustment;"

o are redeemable by us for cash, at our option in whole or in part, beginning on July 1, 2008 at a redemption price equal to 100% of the principal amount of the debentures to be redeemed plus any accrued and unpaid interest, including additional interest, to, but not including, the redemption date as described under "-- Optional Redemption by Us;"

o are subject to repurchase by us at the option of the holders on July 1, 2008, July 1, 2013 and July 1, 2018 or upon a fundamental change (as defined below) of Cooper occurring prior to July 1, 2013, as described under "-- Repurchase of debentures at the Option of Holders -- Optional put" and "-- Repurchase of debentures at the Option of Holders -- Fundamental change put;"

o are due on July 1, 2023, unless earlier converted, redeemed by us at our option or repurchased by us at the option of the holders.

The indenture does not contain any financial covenants and does not restrict us or our subsidiaries from paying dividends, incurring additional indebtedness or issuing or repurchasing our other securities. The indenture also does not protect the holders in the event of a highly leveraged transaction or a change of control of Cooper, except to the limited extent described under "-- Repurchase of debentures at the Option of Holders -- Fundamental change put" below.

The debentures will be our senior unsecured obligations and rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. The debentures will effectively be subordinated to all of our existing and future secured indebtedness. As of April 30, 2003, after giving effect to the offering, the application of the net proceeds and the acquisition of Prism Enterprises, LP, we had total secured indebtedness of approximately $104 million. As of April 30, 2003, on the same basis, we had $124 million of availability under our secured revolving credit facility. The debentures will not be guaranteed by any of our subsidiaries and, accordingly, the debentures are effectively subordinated to the indebtedness and other liabilities of our subsidiaries, including trade creditors. As of April 30, our subsidiaries had total indebtedness of approximately $60 million, including trade payables but excluding intercompany debt.

No sinking fund is provided for the debentures, and the debentures are not subject to defeasance. The debentures are issued only in registered form, without coupons, in denominations of $1,000 principal amount and multiples thereof.

Holders may present definitive debentures for conversion, registration of transfer and exchange at our office or agency in New York City, which shall initially be the office of the trustee. For information regarding registration of transfer and exchange of global debentures, see "Book-Entry Delivery and Settlement." No service charge is required for any registration of transfer or exchange of debentures, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer or exchange.

Holders may not sell or otherwise transfer the debentures or the common stock, if any, issuable upon conversion of the debentures except in compliance with the provision set forth below under "Transfer Restrictions" and "-- Registration Rights."

INTEREST

The debentures bear interest at a rate of 2.625% per annum from June 25, 2003. We also will pay additional interest if we fail to comply with certain obligations set forth below under "- Registration Rights." We will pay interest semi-annually on January 1 and July 1 of each year beginning January 1, 2004, to the holders of record at the close of business on the preceding December 15 and June 15, respectively. There are two exceptions to the preceding sentence:

o In general, we will not pay accrued interest on any debentures that are converted into shares of our common stock. See "-- Conversion Procedures." If a holder of debentures converts after a record date for an interest payment but prior to the corresponding interest payment date, the holder on the record date will receive on that interest payment date accrued interest on those debentures, notwithstanding the conversion of those debentures prior to that interest payment date, because that holder will have been the holder of record on the corresponding record date. However, in that case at the time that the holder surrenders debentures for conversion, the holder must pay to us an amount equal to the interest that has accrued and that will be paid on the related interest payment date. The preceding sentence does not apply, however, if (1) we have specified a redemption date that is after a record date for an interest payment but on or prior to the corresponding interest payment date, (2) we have specified a repurchase date following a fundamental change that is after a record date for an interest payment but on or prior to the corresponding interest payment date, or (3) any overdue interest exists at the time of conversion with respect to the debentures converted, but only to the extent of the amount of such overdue interest. Accordingly, under those circumstances, a holder of debentures who chooses to convert those debentures on a date that is after a record date but prior to the corresponding interest payment date, will not be required to pay us, at the time that holder surrenders those debentures for conversion, the amount of interest it will receive on the interest payment date.

o We will pay interest to a person other than the holder of record on the record date if we elect to redeem the debentures on a date that is after a record date but on or prior to the corresponding interest payment date. In this instance, we will pay accrued interest on the debentures being redeemed to, but not including, the redemption date to the same person to whom we will pay the principal of those debentures.

Except as provided below, we will pay interest on:

o     the global debenture to DTC in immediately available funds;

o any definitive debentures having an aggregate principal amount of $5,000,000 or less by check mailed to the holders of those debentures; and

o any definitive debentures having an aggregate principal amount of more than $5,000,000 by wire transfer in immediately available funds if requested by the holders of those debentures.

At maturity, interest on the definitive debentures will be payable at the office of the trustee as set forth above. We will make payments of interest at maturity on global debentures to DTC, in immediately available funds.

Interest generally will be computed on the basis of a 360-day year comprised of twelve 30-day months.

CONVERSION RIGHTS

General

Holders may convert any outstanding debentures into shares of our common stock, subject to the conditions described below, at an initial conversion rate of
22.5201 shares per $1,000 principal amount (which represents a conversion price of approximately $44.40 per share). The conversion rate is subject to adjustment as described below. We will not issue fractional shares of common stock upon conversion of the debentures. Instead, we will pay the cash value of such fractional shares based upon the sale price of our common stock on the business day immediately preceding the conversion date. Upon a conversion, we will have the right to deliver cash or a combination of cash and shares of our common stock, as described below. Holders may convert debentures only in denominations of $1,000 principal amount and multiples thereof.

Holders may surrender debentures for conversion into shares of our common stock prior to the stated maturity in the following circumstances:

o during any fiscal quarter (beginning with the quarter ending October 31, 2003) if the sale price of our common stock for at least 20 consecutive trading days in the 30 consecutive trading-day period ending on the last trading day of the immediately preceding fiscal quarter exceeds 120% of the conversion price on that 30th trading day;

o during any five consecutive trading-day period immediately following any five consecutive trading-day period (the "Debenture Measurement Period") in which the average trading price for the debentures during that Debenture Measurement Period was less than 95% of the average conversion value for the debentures during such period; provided, however, you may not convert your debentures (in reliance on this subsection) after July 1, 2018 if on any trading day during such Debenture Measurement Period the closing sale price of shares of our common stock was between the then-current conversion price of the debentures and 120% of the then-current conversion price of the debentures;

o     upon the occurrence of specified corporate transactions; or

o     if we have called the debentures for redemption.

The "sale price" of our common stock on any date means the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if there is more than one bid or ask price, the average of the average bid and the average ask prices) as reported in composite transactions for the principal U.S. securities exchange on which the common stock is traded or, if the common stock is not listed on a U.S. national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation system or by the National Quotation Bureau Incorporated. In the absence of such a quotation, the board of directors of Cooper will make a good faith determination of the sale price, which shall be conclusive. If a holder exercises its right to require us to repurchase its debentures as described under "-- Repurchase of debentures at the Option of Holders," such holder may convert its debentures into shares of our common stock only if it withdraws its repurchase notice and converts its debentures prior to the close of business on the business day immediately preceding the repurchase date.

The "market price" of a debenture on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of debentures obtained by the bid solicitation agent for $1,000,000 principal amount of debentures at approximately 4:00 p.m., New York City time, on such determination date from three securities dealers unaffiliated with us that we select, provided that, if at least three such bids cannot be reasonably obtained by the bid solicitation agent, but two bids are obtained, then the average of the two bids will be used, and if only one such bid can be reasonably obtained by the bid solicitation agent, this one bid will be used. If:

o the bid solicitation agent, through the exercise of reasonable efforts, is unable to obtain at least one bid from a securities dealer, or

o in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the debentures,

then the market price of the debentures will equal (1) the then-applicable conversion rate of the debentures multiplied by (2) the average sale price of our common stock on the five trading days ending on such determination date. The bid solicitation agent shall not be required to determine the market price of the debentures unless requested in writing by us.

The bid solicitation agent will be appointed by us, but the bid solicitation agent will not be our affiliate. The bid solicitation agent will solicit bids from securities dealers, which may include the initial purchaser, that are believed by us to be willing to bid for the debentures.

Conversion upon satisfaction of common stock market price conditions

You may surrender any of your debentures for conversion into shares of our common stock during any fiscal quarter (beginning with the quarter ending October 31, 2003) if the sale price of our common stock for at least 20 consecutive trading days in the 30 consecutive trading-day period ending on the last trading day of the immediately preceding fiscal quarter exceeds 120% of the conversion price on that 30th trading day.

Conversion upon satisfaction of debenture market price conditions

You may surrender any of your debentures for conversion into shares of our common stock during any five consecutive trading-day period immediately following any five consecutive trading-day period (the "Debenture Measurement Period") in which the average trading price for the debentures during that Debenture Measurement Period was less than 95% of the average conversion value for the debentures during such period; provided, however, you may not convert your debentures (in reliance on this subsection) after July 1, 2018 if on any trading day during such Debenture Measurement Period the closing sale price of shares of our common stock was between the then current conversion price of the debentures and 120% of the then-current conversion price of the debentures.

"Conversion value" is equal to the product of the sale price for our common stock on a given day multiplied by the then-current conversion rate.

Upon surrendering your debentures you will receive an amount of common stock at the then-applicable conversion rate.

Conversion upon specified corporate transactions

Even if the market price contingencies described above under "-- Conversion upon satisfaction of common stock market price conditions" and "-- Conversion rights -- Conversion upon satisfaction of debenture market price conditions" have not occurred, if we elect to

o distribute to all holders of common stock certain rights or warrants entitling them to purchase shares of common stock at less than the closing price at the time of the distribution of the rights other than pursuant to a stockholder rights plan, or

o distribute to all holders of our common stock our assets, cash, debt securities or certain rights to purchase our securities, which distribution has a per share value exceeding 10% of the closing price of the common stock on the day preceding the declaration date for such distribution, we must notify the holders of debentures at least 20 days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their debentures for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or our announcement that such distribution will not take place.

In addition, if we are party to a consolidation, merger or binding share exchange pursuant to which our common stock would be converted into cash, securities or other property, a holder may surrender debentures for conversion at any time from and after the date that is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual date of such transaction. If we are a party to a consolidation, merger or binding share exchange pursuant to which our common stock are converted into cash, securities or other property, then at the effective time of the transaction, the right to convert a debenture into common stock will be changed into a right to convert it into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted its debenture immediately prior to the transaction. If the transaction occurs prior to July 1, 2013 and also constitutes a "fundamental change," as defined below, the holder can require us to purchase all or a portion of its debentures as described under "-- Repurchase of debentures at the Option of Holders -- Fundamental change put" instead of converting such debentures pursuant to this provision.

Conversion upon notice of redemption

You may surrender for conversion any debentures we call for redemption at any time prior to the close of business on the business day prior to the redemption date, even if the debentures are not otherwise convertible at that time. If a holder already has delivered a repurchase notice with respect to a debenture, however, the holder may not surrender that debenture for conversion until the holder has withdrawn the notice in accordance with the indenture.

CONVERSION PROCEDURES

By delivering to the holder the number of shares issuable upon conversion together with a cash payment in lieu of any fractional shares, or cash or a combination of cash and shares of our common stock in lieu thereof, we will satisfy our obligation with respect to the conversion of the debentures. That is, accrued interest will be deemed to be paid in full rather than canceled, extinguished or forfeited. We will not adjust the conversion rate to account for any accrued interest, including additional interest, if any.

If the holder converts after a record date for an interest payment but prior to the corresponding interest payment date, such holder will receive on the interest payment date interest accrued on those debentures, notwithstanding the conversion of debentures prior to the interest payment date, assuming the holder was the holder of record on the corresponding record date. However, each holder agrees, by accepting a debenture, that if the holder surrenders any debentures for conversion during such period, such holder must pay us at the time such holder surrenders its debenture for conversion an amount equal to the interest that has accrued and that will be paid on the debentures being converted on the interest payment date. The preceding sentence does not apply, however, if (1) we have specified a redemption date that is after a record date for an interest payment but on or prior to the corresponding interest payment date, (2) we have specified a repurchase date following a fundamental change or (3) any overdue interest exists at the time of conversion with respect to the debentures converted but only to the extent of the amount of such overdue interest. Accordingly, under those circumstances, a holder of debentures who chooses to convert those debentures on a date that is after a record date but prior to the corresponding interest payment date, will not be required to pay us, at the time that holder surrenders those debentures for conversion, the amount of interest it will receive on the interest payment date.

In lieu of delivery of shares of our common stock upon conversion of any debentures, for all or any portion of the debentures, we may elect to pay holders surrendering debentures an amount in cash per debenture (or a portion of a debenture) equal to the applicable stock price multiplied by the conversion rate in effect on the conversion date. We will inform the holders through the trustee no later than two business days following the conversion date of our election to deliver shares of our common stock or to pay cash in lieu of delivery of the shares, unless we have already informed holders of our election in connection with our optional redemption of the debentures as described under "-- Optional Redemption by Us." Shares of our common stock and cash deliverable upon conversion will be delivered through the conversion agent no later than the third business day following the determination of the applicable stock price. If we elect to pay all of such payment in cash, the payment will be made to holders surrendering debentures no later than the tenth business day following the applicable conversion date. If an event of default, as described under "-- Events of Default" below (other than a default in a cash payment upon conversion of the debentures), has occurred and is continuing, we may not pay cash upon conversion of any debentures or portion of the debentures (other than cash for fractional shares).

The "applicable stock price" means an amount per share equal to the average of the closing sale prices of our common stock over the five trading-day period starting on the third trading day following the conversion date of the debentures.

Holders of debentures are not required to pay any taxes or duties relating to the issuance or delivery of our common stock upon exercise of conversion rights, but they are required to pay any tax or duty which may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than the name of the holder of the debenture. Certificates representing shares of our common stock will be issued or delivered only after all applicable taxes and duties, if any, payable by the holder have been paid.

To convert interests in a global debenture, the holder must deliver to DTC the appropriate instruction form for conversion pursuant to DTC's conversion program. To convert a definitive debenture, the holder must:

o complete and manually sign the conversion notice on the back of the certificates (or a facsimile thereof);

o deliver the completed conversion notice and the debenture to be converted to the specified office of the conversion agent;

o pay all funds required, if any, relating to interest on the debenture to be converted to which the holder is not entitled, as described in the second preceding paragraph; and

o     pay all taxes or duties, if any, as described in the preceding paragraph.

The applicable "conversion date" for the conversion of any debenture is the date on which all of the foregoing requirements have been satisfied. The debentures will be deemed to have been converted immediately prior to the close of business on the conversion date. Delivery of shares will be accomplished by delivery to the conversion agent of certificates for the relevant number of shares, other than in the case of holders of debentures in book-entry form with DTC, which shares shall be delivered in accordance with DTC customary practices. A holder will not be entitled to any rights as a holder of our common stock, including, among other things, the right to vote and receive dividends and notices of stockholder meetings, until the conversion is effective.

If a holder exercises its right to require us to repurchase its debentures as described under

"-- Repurchase of debentures at the Option of Holders," such holder may convert its debentures as provided above only if it withdraws its applicable repurchase notice and converts its debentures prior to the close of business on the business day immediately preceding the applicable repurchase date.

If we:

o reclassify our common stock into other another class of stock (other than changes resulting from a subdivision or a combination); or

o consolidate or combine with or merge into any person or sell or convey to another person all or substantially all of our property and assets, and the holders of all of our common stock receive cash, securities or other property (including cash or any combination thereof) with respect to or in exchange for all of their common stock), then at the effective time of the transaction, the right to convert a debenture into our common stock will be changed into a right to convert a debenture into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted such debentures immediately prior to the transaction. If the transaction occurs prior to July 1, 2013, and also constitutes a "fundamental change," as defined below, the holder can require us to repurchase all or a portion of its debentures as described under "-- Repurchase of debentures at the Option of Holders-- Fundamental change put."

CONVERSION RATE ADJUSTMENTS

We will adjust the conversion rate if any of the following events occur:

(1) we issue common stock as a dividend or distribution on our common stock to all holders of our common stock;

(2) we issue to all holders of our common stock rights or warrants to purchase our common stock or securities convertible into or exchangeable or exercisable for our common stock, which rights or warrants are exercisable for not more than 60 days, at less than the sale price of our common stock on the trading day immediately preceding the time of announcement of such issuance (other than pursuant to a stockholders' rights plan);

(3) we subdivide or combine our common stock;

(4) we distribute to all holders of our common stock shares of our capital stock, evidences of our indebtedness or non-cash assets, including securities, but excluding:

o     rights or warrants listed in (2) above;

o     dividends or distributions listed in (1) above; and

o     any dividends or distributions paid exclusively in cash;

(5) prior to July 1, 2008, we make distributions consisting exclusively of cash to all holders of our common stock to the extent that the aggregate cash distributed per share of common stock, together with any cash and the fair market value of other consideration paid in any tender offers by us or any of our subsidiaries for our common stock expiring within the preceding 12-month period described below (determined on a per share basis) for which no adjustment has been made, exceeds:

o in any 12-month period (if ordinary cash dividends are paid on an annual basis), the greater of (i) 10% of our basic earnings per share for the most recent 12-month period for which financial statements are available and (ii) 100% of the aggregate amount of ordinary cash dividends per share of common stock paid during the most recent 12-month period for which financial statements are available; or

o in any 6-month period (if ordinary cash dividends are paid on a semi-annual basis), the greater of (i) 5% of our basic earnings per share for the most recent 12-month period for which financial statements are available and (ii) 100% of the aggregate amount of ordinary cash dividends per share of common stock paid during the most recent 6-month period for which financial statements are available; or

o in any 3-month period (if ordinary cash dividends are paid on a quarterly basis), the greater of (i) 2.5% of our basic earnings per share for the most recent 12-month period for which financial statements are available and (ii) 100% of the aggregate amount of ordinary cash dividends per share of common stock paid during the most recent 3-month period for which financial statements are available;

(6) prior to July 1, 2008, we or any of our subsidiaries makes purchases of our common stock pursuant to a tender offer or exchange offer for our common stock for cash or other consideration to the extent that the aggregate amount of any cash and the fair value of any other consideration paid in any tender offers or exchange offers by us or any of our subsidiaries for our common stock expiring during the periods described below (determined on a per share basis), together with the aggregate amount of distributions per share of common stock consisting exclusively of cash to all holders of our common stock, within 12 months preceding the expiration of the tender offer for which no adjustment has been made, exceeds:

o in any 12-month period (if ordinary cash dividends are paid on an annual basis), the greater of (i) 10% of our basic earnings per share, in the aggregate for all outstanding shares of our common stock, for the most recent 12-month period for which financial statements are available and
      (ii) 100% of the aggregate amount of ordinary cash dividends per share of common stock paid to holders of our common stock during the most recent 12-month period for which financial statements are available;

o in any 6-month period (if ordinary cash dividends are paid on a semi-annual basis), the greater of (i) 5% of our basic earnings per share, in the aggregate for all outstanding shares of our common stock, for the most recent 12-month period for which financial statements are available and (ii) 100% of the aggregate amount of ordinary cash dividends per share of common stock paid to holders of our common stock during the most recent 6-month period for which financial statements are available; or

o in any 3-month period (if ordinary cash dividends are paid on a quarterly basis), the greater of (i) 2.5% of our basic earnings per share, in the aggregate for all outstanding shares of our common stock, for the most recent 12-month period for which financial statements are available and
      (ii) 100% of the aggregate amount of ordinary cash dividends per share of common stock paid to holders of our common stock during the most recent 3-month period for which financial statements are available;

(7) on or after July 1, 2008 we make distributions consisting exclusively of cash to all holders of our common stock to the extent that those distributions, combined with:

o all other such distributions made exclusively in cash within the preceding 12 months for which no adjustment has been made, plus

o any cash and the fair market value of other consideration paid in any tender offers by us or any of our subsidiaries for our common stock expiring with the preceding 12 months for which no adjustment has been made, exceeds 10% of our market capitalization on the record date for that distribution; our "market capitalization," as of any date, is the product of the sale price of our common stock on such date times the number of shares of our common stock then outstanding; or

(8) on or after July 1, 2008 we or one of our subsidiaries make purchases of our common stock pursuant to a tender offer or exchange offer for our common stock to the extent such purchases involve an aggregate consideration that, together with:

o any cash and the fair market value of any other consideration paid in any other tender offer by us or any of our subsidiaries for our common stock expiring within the 12 months preceding the tender offer for which no adjustment has been made, plus

o the aggregate amount of any all-cash distributions referred to in (7) above to all holders of our common stock within 12 months preceding the expiration of the tender offer for which no adjustments have been made, exceeds 10% of our market capitalization on the expiration of the tender offer.

The basic earnings per share and ordinary cash dividend amounts referred to in clauses (5) and (6) above will be appropriately adjusted to take into account any common stock dividends or distributions and sub-divisions or combinations of our common stock.

If we make an adjustment pursuant to clause (5) or (6) above, then the conversion rate shall be increased so that it equals the rate determined by multiplying the conversion rate in effect on the record date with respect to the cash distribution requiring such adjustment by a fraction, (1) the numerator of which shall be the "current market price" (as defined below) of a share of our common stock on such record date, and (2) the denominator of which shall be the same current market price of a share of our common stock on such record date less the amount of cash per share distributed in excess of the amounts described in clause (5) or (6) above, as the case may be. The "current market price" per share of our common stock for purposes of clause (5) or (6) above is the average of the daily closing sale prices per share of our common stock for the ten consecutive trading days ending on the earlier of the date of determination and the day before the "ex" date with respect to the distribution requiring such computation. For purposes of determining the current market price, the term "ex" date, when used with respect to any distribution, means the first date on which our common stock trades, regular way, on the relevant exchange or in the relevant market from which the closing sales price was obtained without the right to receive such distribution.

To the extent that we have a rights plan in effect upon conversion of the debentures into common stock, the holder will receive, in addition to the common stock, the rights under the rights plan whether or not the rights have separated from the common stock at the time of conversion, subject to limited exceptions, and no adjustments to the conversion rate will be made, except in limited circumstances.

We will not make any adjustment to the conversion rate if holders of debentures may participate in the transactions described above without conversion, or in certain other cases.

To the extent permitted by law, we may, from time to time, increase the conversion rate for a period of at least 20 days if our board of directors has made a determination that this increase would be in our best interests. Any such determination by our board will be conclusive. We would give holders at least 15 days notice of any increase in the conversion rate. In addition, we may increase the conversion rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of common stock resulting from any stock distribution.

We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate. Except as described above in this section, we will not adjust the conversion rate.

PAYMENT AT MATURITY

Each holder of $1,000 principal amount of the debentures shall be entitled to receive $1,000, and accrued and unpaid interest, including additional interest, if any, at maturity.

OPTIONAL REDEMPTION BY US

Prior to July 1, 2008, the debentures will not be redeemable at our option. Beginning on July 1, 2008, we may redeem the debentures for cash at any time as a whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of the debentures to be redeemed plus accrued and unpaid interest, including additional interest, if any, to, but not including, the redemption date.

We will give at least 30 days but not more than 60 days notice of redemption by mail to holders of debentures. debentures or portions of debentures called for redemption are convertible by the holder until the close of business on the business day prior to the redemption date.

If we do not redeem all of the debentures, the trustee will select the debentures to be redeemed in principal amounts of $1,000 or multiples thereof, by lot or on a pro rata basis. If any debentures are to be redeemed in part only, we will issue a new debenture or debentures with a principal amount equal to the unredeemed principal portion thereof. If a portion of a holder's debentures is selected for partial redemption and the holder converts a portion of its debentures, the converted portion will be deemed to be taken from the portion selected for redemption.

If the holder converts after a record date for an interest payment but prior to the corresponding interest payment date, such holder will receive on the interest payment date interest accrued on those debentures, notwithstanding the conversion of debentures prior to the interest payment date, assuming the holder was the holder of record on the corresponding record date. However, each holder agrees, by accepting a debenture, that if the holder surrenders any debentures for conversion during such period, such holder must pay us at the time such holder surrenders its debenture for conversion an amount equal to the interest that has accrued and that will be paid on the debentures being converted on the interest payment date. The preceding sentence does not apply, however, to a holder that converts debentures that are called by us for redemption after a record date for an interest payment but prior to the corresponding interest payment date. Accordingly, if we elect to redeem debentures on a date that is after a record date for the payment of interest on debentures of any holder, and such holder chooses to convert those debentures, the holder will not be required to pay us, at the time that holder surrenders those debentures for conversion, the amount of interest it will receive on the interest payment date.

REPURCHASE OF DEBENTURES AT THE OPTION OF HOLDERS

Optional put

On each of July 1, 2008, July 1, 2013 and July 1, 2018, a holder may require us to repurchase any outstanding debentures for which the holder has properly delivered and not withdrawn a written repurchase notice, subject to certain additional conditions, at a purchase price equal to 100% of the principal amount of those debentures plus accrued and unpaid interest, including additional interest, if any, to, but not including, the repurchase date. Holders may submit their debentures for repurchase to the paying agent at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the business day immediately preceding the repurchase date.

We will pay the repurchase price for any debentures submitted for repurchase by us on July 1, 2008 in cash. At our sole option, we may elect to pay the repurchase price for any debentures submitted for repurchase by us on July 1, 2013 and July 1, 2018 in cash, in shares of our common stock or a combination of shares of our common stock and cash. The number of shares of our common stock a holder will receive will equal the relevant amount of the purchase price divided by the average of the sale price of our common stock for the 20 trading days immediately preceding and including the third business day immediately preceding the repurchase date. However, we may not pay the purchase price in shares of our common stock or a combination of shares of our common stock and cash, unless we satisfy certain conditions prior to the repurchase date as provided in the indenture, including:

o registration of the shares of our common stock to be issued upon repurchase under the Securities Act and the Exchange Act, if required by law;

o qualification of the shares of our common stock to be issued upon repurchase under applicable state securities laws, if necessary, or the availability of an exemption therefrom; and

o listing of our common stock on a U.S. national securities exchange or quotation thereof in an inter-dealer quotation system of any registered U.S. national securities association.

We are required to give notice at least 20 business days prior to each repurchase date to all holders at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law stating, among other things, the procedures that holders must follow to require us to repurchase their debentures as described below and with respect to debentures submitted for repurchase by us on July 1, 2013 and July 1, 2018, whether the purchase price will be paid in cash or shares of our common stock, or a combination of cash and shares of our common stock. Because the sale price of our common stock will be determined prior to the applicable repurchase date, holders of debentures bear the market risk that our common stock will decline in value between the date the sale price is calculated and the repurchase date. The repurchase notice given by each holder electing to require us to repurchase debentures shall be given so as to be received by the paying agent no later than the close of business on the business day immediately preceding the repurchase date and must state:

o if certificated, the certificate numbers of the holders' debentures to be delivered for repurchase;

o the portion of the principal amount of debentures to be repurchased, which must be $1,000 or a multiple thereof; and

o that the debentures are to be repurchased by us pursuant to the applicable provisions of the debentures and the indenture.

If debentures are not in certificated form, your repurchase notice must comply with appropriate DTC procedures.

A holder may withdraw any repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the business day immediately preceding the repurchase date. The notice of withdrawal shall state:

o     the principal amount of debentures being withdrawn;

o if certificated, the certificate numbers of the debentures being withdrawn; and

o the principal amount, if any, of the debentures that remain subject to the repurchase notice.

If debentures are not in certificated form, your repurchase notice must comply with appropriate DTC procedures.

In connection with any repurchase, we will, to the extent applicable:

o comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable; and

o     file Schedule TO or any other required schedule under the Exchange Act.

Our obligation to pay the purchase price for debentures for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon the holder delivering the debentures, together with necessary endorsements, to the paying agent at any time after delivery of the repurchase notice. We will cause the purchase price for the debentures to be paid promptly following the later of the repurchase date or the time of delivery of the debentures, together with such endorsements.

If the paying agent holds money or shares of our common stock, as applicable, sufficient to pay the purchase price of the debentures for which a repurchase notice has been delivered on the business day immediately following the repurchase date in accordance with the terms of the indenture, then, immediately after the repurchase date, the debentures will cease to be outstanding and interest, including additional interest, if any, on the debentures will cease to accrue, whether or not the debentures are delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the purchase price upon delivery of the debentures.

Our ability to repurchase debentures for cash may be limited by the ability of Cooper to obtain funds for such repurchase through dividends from our subsidiaries and the terms of our then-existing borrowing agreements. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the purchase price in cash for all the debentures that might be delivered by holders of debentures seeking to exercise the repurchase right. See "Risk factors -- We may not be able to repurchase the debentures."

Fundamental change put

If a fundamental change, as described below, occurs at any time prior to July 1, 2013 each holder will have the right to require us to repurchase all of its debentures not previously called for redemption, or any portion of those debentures that is equal to $1,000 in principal amount or multiples thereof, at a purchase price equal to 100% of the principal amount of all debentures it requires us to repurchase, plus accrued and unpaid interest, including additional interest, if any, on those debentures to, but not including, the repurchase date. Notwithstanding the foregoing, we may be required to offer to repurchase any of our other senior debt on a pro rata basis with the debentures, upon a fundamental change, if similar repurchase offers are or will be required by our other senior debt upon such an event.

If a fundamental change occurs on or after July 1, 2013, no holder will have the right to require us to purchase any debentures, except as described under "-- Repurchase of debentures at the Option of Holders -- Optional put."

A "fundamental change" is any transaction or event (whether by means of an exchange offer, liquidation, sale, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which any of the following occurs:

o any "person" or "group" is or becomes the "beneficial owner," (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) directly or indirectly, of shares of our voting stock representing 50% or more of the total voting power of all outstanding classes of our voting stock or has the power, directly or indirectly, to elect a majority of the members of our board of directors;

o the sale, lease or transfer of all or substantially all of our assets and property to any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act);

o all or substantially all of our common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration (excluding cash payments for fractional shares) which is not all or substantially all common stock that is listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange, or is approved, or immediately after the transaction or event will be approved, for quotation on the NASDAQ National Market or any similar United States system of automated dissemination of quotations of securities prices;

o the holders of our capital stock approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the indenture); or

o at any time the following persons cease for any reason to constitute a majority of our board of directors:

      o individuals who on the first issue date of the debentures constituted our board of directors; and

      o any new directors whose election by our board of directors or whose nomination for election by our stockholders was approved by at least a majority of the directors then still in office who were either directors on the first issue date of the debentures or whose election or nomination for election was previously so approved.

The phrase "all or substantially all" will likely be interpreted under applicable law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale, lease or transfer of "all or substantially all" of our assets or an exchange, conversion or acquisition of "all or substantially all" of our common stock has occurred, in which case a holder's ability to require us to purchase their debentures upon a fundamental change may be impaired.

Instead of paying the purchase price in cash, we may elect, at our sole option, to pay the purchase price in shares of our common stock or, if we are not the surviving corporation following the occurrence of the fundamental change, common stock, ordinary shares or American Depositary Shares (or similar securities) of the surviving corporation or its direct or indirect parent corporation or a combination of the applicable securities and cash. The number of shares of the applicable common stock or securities a holder will receive will equal the relevant amount of the purchase price divided by the average of the sale prices of the applicable common stock or securities for the 20 trading days immediately preceding and including the third business day immediately preceding the repurchase date. However, we may not pay the purchase price in the applicable common stock or securities or a combination of the applicable common stock or securities and cash, unless we satisfy certain conditions prior to the repurchase date as provided in the indenture, including:

o registration of the shares of the applicable common stock or securities to be issued upon repurchase under the Securities Act and the Exchange Act, if required;

o qualification of the shares of the applicable common stock or securities to be issued upon repurchase under applicable state securities laws, if necessary, or the availability of an exemption therefrom; and

o listing of the applicable common stock or securities on a U.S. national securities exchange or quotation thereof on an inter-dealer quotation system of any registered U.S. national securities association.

Within 30 days after the occurrence of a fundamental change for which a repurchase right may be exercised, we are required to give each holder notice of the occurrence of the fundamental change and of its resulting repurchase right and whether the purchase price will be paid in cash, the applicable common stock or securities, or a combination of cash and the applicable common stock or securities. The repurchase date will be within 30 days after the date on which we give notice of a fundamental change. To exercise the repurchase right, the holder must deliver prior to the close of business on the business day immediately preceding the repurchase date, written notice to the paying agent of its exercise of its repurchase right and such repurchase notice must state:

o if certificated, the certificate numbers of the holders' debentures to be delivered for repurchase;

o the portion of the principal amount of debentures to be repurchased, which must be $1,000 or a multiple thereof; and

o that the debentures are to be repurchased by us pursuant to the applicable provisions of the debentures and the indenture.

If debentures are not in certificated form, your repurchase notice must comply with appropriate DTC procedures. A holder may withdraw any repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the business day immediately preceding the repurchase date. The notice of withdrawal shall state:

o     the principal amount of debentures being withdrawn;

o if certificated, the certificate numbers of the debentures being withdrawn; and

o the principal amount, if any, of the debentures that remain subject to the repurchase notice.

In connection with any repurchase, we will, to the extent applicable:

o comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable; and

o     file Schedule TO or any other required schedule under the Exchange Act.

Our obligation to pay the purchase price for debentures for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon the holder delivering the debentures, together with necessary endorsements, to the paying agent at any time after delivery of the repurchase notice. We will cause the purchase price for the debentures to be paid promptly following the later of the repurchase date or the time of delivery of the debentures, together with such endorsements. Because the sale price of the applicable common stock or securities is determined prior to the applicable repurchase date, holders of debentures bear the market risk that the applicable common stock or securities will decline in value between the date the sale price is calculated and the repurchase date.

If the paying agent holds money or shares of our common stock sufficient to pay the purchase price of the debentures which holders have elected to require us to repurchase on the business day following the repurchase date in accordance with the terms of the indenture, then, immediately after the repurchase date, those debentures will cease to be outstanding and interest, including additional interest, if any, on the debentures will cease to accrue, whether or not the debentures are delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the purchase price upon delivery of the debentures.

The foregoing provisions would not necessarily protect holders of the debentures if highly leveraged or other transactions involving us occur. We could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a fundamental change with respect to the fundamental change purchase feature of the debentures but that would increase the amount of our (or our subsidiaries') outstanding indebtedness.

Our ability to repurchase debentures for cash upon the occurrence of a fundamental change is subject to important limitations. Our ability to repurchase the debentures for cash may be limited by the ability of Cooper to obtain funds for such repurchase through dividends from our subsidiaries and the terms of our then-existing borrowing agreements. In addition, the occurrence of a fundamental change could cause an event of default under, or be prohibited or limited by, the terms of other indebtedness that we may incur from time to time. Consequently, it is possible that we would not have the financial resources, or would not be able to arrange financing, to pay the purchase price in cash for all the debentures that might be delivered by holders of debentures seeking to exercise the repurchase right. See "Risk factors -- We may not be able to repurchase the debentures."

The fundamental change purchase feature of the debentures may in certain circumstances make more difficult or discourage a takeover of our company. The fundamental change purchase feature, however, is not the result of our knowledge of any specific effort:

o     to accumulate shares of our common stock;

o to obtain control of us by means of a merger, tender offer solicitation or otherwise; or

o     by management to adopt a series of anti-takeover provisions.

Instead, the fundamental change purchase feature is a standard term contained in securities similar to the debentures.

EVENTS OF DEFAULT

Each of the following constitutes an event of default with respect to the debentures:

o default in the payment when due of any principal of any of the debentures at maturity, upon redemption or exercise of a repurchase right;

o default in the payment of any interest or additional interest, if any, when due under the debentures, which default continues for 30 days;

o default in our obligation to satisfy our conversion obligation upon exercise of a holder's conversion right;

o default in our obligation to repurchase debentures at the option of holders upon a fundamental change;

o our failure to comply with any of our other agreements in the debentures or the indenture upon our receipt of notice to us of such default from the trustee or to us and the trustee from holders of not less than 25% in aggregate principal amount at maturity of the debentures, and our failure to cure (or obtain a waiver of) such default within 60 days after we receive such notice;

o we fail or any of our "significant subsidiaries" (as such term is defined in Rule 1-02(w) of Regulation S-X) fails to make any payment at maturity on any indebtedness, including any applicable grace periods, in an amount in excess of $15.0 million in the aggregate for all such indebtedness and such amount has not been paid or discharged within 30 days after notice is given in accordance with the indenture;

o a default by us or any of our significant subsidiaries on any indebtedness that results in the acceleration of indebtedness in an amount in excess of $15.0 million in the aggregate for all such indebtedness, without this indebtedness being discharged or the acceleration being rescinded or annulled for 30 days after notice is given in accordance with the indenture; or

o certain events of bankruptcy, insolvency or reorganization affecting us or any or our significant subsidiaries.

If an event of default shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount at maturity of the debentures then outstanding may declare the principal amount of the debentures then outstanding plus any interest (including additional interest) on the debentures accrued and unpaid through the date of such declaration to be immediately due and payable. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the debentures then outstanding may, under certain circumstances, rescind and annul such acceleration. In the case of certain events of bankruptcy or insolvency, the principal amount of the debentures then outstanding together with any accrued and unpaid cash interest (including additional interest) through the occurrence of such event shall automatically become and be immediately due and payable.

MERGERS AND SALES OF ASSETS

The indenture provides that we may not consolidate or merge with or into, or sell, assign, convey, transfer or lease our properties and assets substantially in their entirety (computed on a consolidated basis) to, another corporation, person or entity unless (1) either (a) in the case of a merger or consolidation, we are the surviving person or (b) the successor or transferee is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by supplemental indenture, all of our obligations under the debentures and the indenture, and (2) immediately after such transaction, no default or event of default shall exist.

This covenant includes a phrase relating to the sale, assignment, conveyance, transfer or lease of "our properties and assets substantially in their entirety." There is no precise, established definition of this phrase under applicable law. Accordingly, there may be uncertainty as to whether a sale, assignment, conveyance, transfer or lease of less than all our properties and assets is subject to this covenant.

MODIFICATION AND WAIVER

We and the trustee may modify or amend the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debentures; provided, however, that no such modification or amendment may, without the written consent or the affirmative vote of the holder of each debenture affected thereby:

o change the stated maturity of the principal of, or any premium due on, or any installment of interest, including additional interest, if any, on or with respect to the debentures;

o reduce the principal amount of, repurchase price or redemption price of or interest or additional interest on any debenture;

o adversely affect the right of holders to convert or require us to repurchase any of the debentures;

o adversely affect the right of holders to require us to repurchase any of the debentures upon a fundamental change;

o alter the manner of calculation or rate of accrual of interest or additional interest, redemption price or repurchase price on any debenture or extend the time or payment of any such amount;

o impair the right to institute suit for the enforcement of any repurchase of, payment on or with respect to, or conversion of any debenture, including any payment on or after the stated maturity of the debentures, in the case of redemption, on or after the redemption date or, in the case of repurchase at the option of any holder, on or after the repurchase date;

o modify the optional redemption provisions in a manner that adversely affects the holders;

o change the place of payment or the coin or currency in which the principal of or any premium or interest with respect to the debentures is payable;

o reduce the percentage in principal amount of the outstanding debentures, the consent of whose holders is required in order to take specific actions including, but not limited to, the waiver of past defaults or the modification or amendment of the indenture; or

o     modify any of the above provisions.

We and the trustee may modify or amend the indenture and the debentures without the consent of any holder in order to, among other things:

o provide for our successor pursuant to a consolidation, merger or sale of assets;

o add to our covenants for the benefit of the holders of all or any of the debentures or to surrender any right or power conferred upon us by the indenture;

o     provide for a successor trustee with respect to the debentures;

o cure any ambiguity or correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the indenture which, in each case, will not adversely affect the interests of the holders of the debentures;

o add any additional events of default with respect to all or any of the debentures;

o     secure the debentures;

o increase the conversion rate or reduce the conversion price, provided that the increase or reduction, as the case may be, is in accordance with the terms of the indenture and will not adversely affect the interests of the holders of the debentures;

o supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the discharge of the debentures, provided that such change or modification does not adversely affect the interests of the holders of the debentures;

o make any changes or modifications necessary in connection with the registration of the debentures under the Securities Act as contemplated in the registration rights agreement; provided that such change or modification does not adversely affect the interests of the holder of the debentures in any material respect; or

o add or modify any other provisions with respect to matters or questions arising under the indenture which we and the trustee may deem necessary or desirable and which will not adversely affect the interests of the holders of debentures.

The holders of not less than a majority in aggregate principal amount of the outstanding debentures may, on behalf of the holders of all of the debentures, waive any past default and its consequences under the indenture, except a default (1) in the payment of the principal of or any premium or interest (including additional interest) on or with respect to the debentures or the payment of the redemption price or repurchase price or (2) in respect of a covenant or provision that cannot be modified without the consent of the holder of each debenture affected thereby.

CALCULATIONS IN RESPECT OF THE DEBENTURES

We or our agents will be responsible for making all calculations called for under the indenture. These calculations include, but are not limited to, determination of the market price of the debentures and our common stock, and amounts of additional interest payments, if any, on the debentures. We or our agents will make all these calculations in good faith and, absent manifest error, our and their calculations will be final and binding on holders of debentures. We or our agents will provide a schedule of these calculations to the trustee, and the trustee is entitled to conclusively rely upon the accuracy of these calculations without independent verification.

THE TRUSTEE, PAYING AGENT, TRANSFER AGENT AND BID SOLICITATION AGENT

Wells Fargo Bank, National Association, is the trustee under the indenture. The trustee and its affiliates also perform and may in the future perform certain banking and other services for us in the ordinary course of their business. The trustee will be the paying agent, conversion agent, transfer agent and bid solicitation agent for the debentures.

FORM, DENOMINATION AND REGISTRATION OF DEBENTURES

The debentures will be issued in registered form, without interest coupons, in denominations of $1,000 and multiples thereof, in the form of both global securities and certificated securities, as further provided below. The debentures will be represented by a global security. See "-- Book-entry Delivery and Settlement" for more information.

No service charge will be imposed in connection with any transfer or exchange of any debenture, but we may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

                       BOOK-ENTRY DELIVERY AND SETTLEMENT

We will issue the debentures in the form of one or more permanent global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC. DTC has advised us as follows:

o DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

o DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates.

o Direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations.

o DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.

o Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

o     The rules applicable to DTC and its participants are on file with the SEC.

We have provided the following descriptions of the operations and procedures of DTC solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by them from time to time. None of Cooper, the initial purchasers or the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

We expect that under procedures established by DTC:

o Upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the initial purchaser with portions of the principal amounts of the global debentures.

o Ownership of the debentures will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the debentures represented by a global certificate to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debentures represented by a global certificate to pledge or transfer those interests to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global certificate, DTC or that nominee will be considered the sole owner or holder of the debentures represented by that global certificate for all purposes under the indenture and under the debentures. Except as provided below, owners of beneficial interests in a global certificate will not be entitled to have debentures represented by that global certificate registered in their names, will not receive or be entitled to receive physical delivery of certificated debentures and will not be considered the owners or holders thereof under the indenture or under the debentures for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global certificate must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of debentures under the indenture or the global debentures.

debentures represented by a global certificate will be exchangeable for registered certificated securities with the same terms only if: (1) DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days; (2) we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary); or (3) a default under the indenture occurs and is continuing.

Neither Cooper nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of debentures by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the debentures.

Payments on the debentures represented by the global certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the debentures represented by a global certificate, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global certificate as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global certificate held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Payments on the debentures represented by the global certificates will be made in immediately available funds. Transfers between participants in DTC will be effected in accordance with DTC rules and will be settled in immediately available funds.

                          DESCRIPTION OF CAPITAL STOCK

      As of May 31, 2003, the Company was authorized to issue (i) 70,000,000 shares of common stock, $0.10 par value, of which 31,119,498 shares were outstanding, and (ii) 1,000,000 shares of preferred stock, $0.10 par value.

The Company has a Preferred Share Purchase Rights Plan under which a right is attached to each share of its common stock. The rights may only be exercisable under certain circumstances involving actual or potential acquisitions of 20% or more of its common stock by certain people or groups. Depending on the circumstances, if the rights become exercisable, the holder may be entitled to purchase units of the Company's senior A junior participating preferred stock, shares of the Company's common stock or shares of common stock of the acquiror. The rights remain in existence until October 29, 2007 unless they are terminated, exercised or redeemed.

The following summary does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of Delaware law and the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation.")

COMMON STOCK

The holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders. The holders of our common stock are entitled to dividends as our board of directors may declare from time to time from legally available funds subject to the preferential rights of the holders of any shares of our preferred stock that we may issue in the future.

Our amended and restated certificate of incorporation does not provide for cumulative voting in connection with the election of directors. Accordingly, directors will be elected by a plurality of the shares voting once a quorum is present. No holder of our common stock will have any preemptive right to subscribe for any shares of capital stock issued in the future.

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and subject to prior distribution rights of any shares of preferred stock that we may issue in the future. All of the outstanding shares of common stock are fully paid and non-assessable.

PREFERRED STOCK RIGHTS AGREEMENT

On October 29, 1997, our Board of Directors declared a dividend of one preferred share purchase right (a "Right") for each share of common stock, $0.10 par value (the "Common Shares"), outstanding at the close of business on November 17, 1997. According to the rights agreement (as amended from time to time, the "Rights Agreement"), as long as the Rights are attached to the Common Shares, we will issue one Right (subject to adjustment) with each new Common Share so that all such shares will have attached Rights. On November 4, 2002, our Board of Directors declared a 100 percent stock dividend on the Common Shares. As a result of the stock dividend, each Common Share outstanding has attached to it one-half of a Right. When exercisable, each one-half of a Right will entitle the registered holder to purchase from us one two-hundredths of a share of Series A Junior Participating Preferred Stock (the "Preferred Shares") at a price of $72.50 per one two-hundredths of a Preferred Share, subject to adjustment (the "Purchase Price"). The description presented below is intended to as a summary only and is qualified in its entirety by reference to the Rights Agreement, which previously has been filed with the Securities and Exchange Commission and is incorporated by reference.

Until the earlier to occur of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the Common Shares (an "Acquiring Person") or (ii) ten (10) business days (or such later date as may be determined by action of our Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the Common Shares (the earlier of (i) and (ii) being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates then outstanding, by such Common Share certificate together with a copy of this Summary of Rights.

The Agreement provides that until the Distribution Date (or earlier redemption exchange, termination, or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the close of business on the Record Date upon transfer or new issuance of the Common Shares will contain a notation incorporating the Agreement by reference. Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, with or without such notation or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on October 29, 2007, subject to our right to extend such date (the "Final Expiration Date"), unless earlier redeemed or exchanged by us or terminated.

Each Preferred Share purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend, if any, declared per Common Share. In the event of liquidation, dissolution or winding up of our Company, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes and will vote together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. Preferred Shares will not be redeemable. These rights are protected by customary antidilution provisions. Because of the nature of the Preferred Share's dividend, liquidation and voting rights, the value of one one-hundredth of a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the current market price of the Preferred Shares or
(iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of our last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of our average net income per share for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in Preferred Shares (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

In the event that a Person becomes an Acquiring Person or if we were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and the Common Shares were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the then current Purchase Price of the Right. In the event that, after a person has become an Acquiring Person, we were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of the Right.

At any time after a Person becomes an Acquiring Person and prior to the earlier of one of the events described in the last sentence of the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, our Board of Directors may cause us to exchange the Rights (other than Rights owned by an Acquiring Person which will have become void), in whole or in part, for Common Shares at an exchange rate of one Common Share per Right (subject to adjustment).

No adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares or Common Shares will be issued (other than fractions of Preferred Shares which are integral multiples of one one-hundredth of a Preferred Share, which may, at our election, be evidenced by depository receipts), and in lieu thereof, a payment in cash will be made based on the market price of the Preferred Shares or Common Shares on the last trading date prior to the date of exercise.

The Rights may be redeemed in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price") by our Board of Directors at any time prior to the close of business on the tenth day following the first date of public announcement that a Person has become an Acquiring Person. Our Board of Directors may extend the period during which the Rights are redeemable beyond the ten (10) days following the public announcement that a Person has become an Acquiring Person. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as our Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of us beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

Any of the provisions of the Agreement may be amended by our Board of Directors for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, we may amend or supplement the Agreement in any manner that does not adversely affect the interests of the holders of the Rights.

DELAWARE ANTI-TAKEOVER LAW

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

o prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

o upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by excluding employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

o on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines "business combination" to include the following:

o any merger or consolidation involving the corporation and the interested stockholder;

o any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

o subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

o any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

o the receipt by the interested stockholder or the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      The following discussion is a summary of certain U.S. federal income tax considerations relevant to the purchase, ownership, and disposition of the debentures and common stock acquired upon conversion of debentures. This discussion applies only to persons who hold the debentures and common stock as capital assets (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code")). This discussion is based upon the Code, Treasury Regulations, Internal Revenue Service ("IRS") rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, administrative, or judicial action, possibly with retroactive effect. This discussion does not discuss every aspect of U.S. federal income taxation that may be relevant to a particular taxpayer in light of their personal circumstances or to persons who are otherwise subject to special tax treatment (including, without limitation, banks, broker-dealers, insurance companies, pension and other employee benefit plans, tax-exempt organizations and entities, investors in pass-through entities, persons who acquire debentures in connection with the performance of services, certain U.S. expatriates, persons holding debentures or common stock as a part of a hedging or conversion transaction or a straddle, certain hybrid entities and owners of interest therein, U.S. persons whose functional currency is not the U.S. dollar and, except to the extent discussed below, persons who are not U.S. Holders (as defined below)) and it does not discuss the effect of any applicable U.S. state and local or non-U.S. tax laws or U.S. tax laws other than U.S. income tax law. We have not sought and will not seek any rulings from the IRS concerning the tax consequences of the purchase, ownership or disposition of the debentures or common stock and, accordingly, there can be no assurance that the IRS will not successfully challenge the tax consequences described below.

If a partnership holds debentures or common stock acquired upon conversion of the debentures, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our debentures, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of the debentures and common stock acquired upon conversion of the debentures.

EACH PROSPECTIVE PURCHASER IS URGED TO CONSULT SUCH PURCHASER'S OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF HOLDING AND DISPOSING OF DEBENTURES AND COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES APPLICABLE UNDER THE LAWS OF ANY U.S. STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION.

U.S. HOLDERS

As used herein, the term "U.S. Holder" refers to a person that is classified for U.S. federal income tax purposes as a U.S. person. For this purpose, a U.S. person includes (i) a citizen or resident of the United States, (ii) a corporation created or organized in the United States or under the laws of the United States or of any state or political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as U.S. persons prior to such date that elect to continue to be treated as U.S. persons, shall also be considered U.S. Holders.

Interest

Interest

Interest paid or accrued on the debentures will be taxable to a U.S. Holder as ordinary income at the time it is accrued or received in accordance with the holder's method of accounting for U.S. federal income tax purposes.

Conversion

Conversion into common stock

A U.S. Holder of a debenture generally will not recognize gain or loss on the conversion of a debenture into common stock except (as discussed below) with respect to (i) cash received in lieu of fractional shares and (ii) shares received that are attributable to accrued interest.

Conversion into common stock and cash

The tax treatment of a conversion of a debenture by a U.S. Holder into common stock and cash is not entirely clear. Although not free from doubt, the most likely consequence is that the U.S. Holder should generally recognize gain (but not loss) to the extent that the cash (other than cash received in lieu of a fractional share or attributable to accrued interest) and the value of the common stock (other than common stock attributable to accrued interest) exceed its adjusted tax basis in the debenture, but in no event should the amount of recognized gain exceed the amount of cash received (other than cash received in lieu of a fractional share or attributable to accrued interest). This gain generally should be capital gain and should be taxable as described under "Sale, retirement, redemption or other taxable disposition of debentures," below. Alternatively, the U.S. Holder could be required to recognize gain or loss equal to the difference between the amount of cash received (other than cash attributable to accrued interest) and the holder's tax basis allocable to the portion of the debentures that are exchanged for such cash--i.e., the portion of the holder's adjusted tax basis in the debenture that bears the same ratio to the holder's adjusted tax basis in the debenture as the ratio of the amount of cash received to the sum of the amount of cash received plus the fair market value of the common stock received upon the conversion (in each case, other than cash or common stock attributable to accrued interest). U.S. Holders are urged to consult their own tax advisor with respect to the U.S. federal income tax consequences of a conversion of a debenture into common stock and cash.

The holding period of the common stock received upon conversion (other than common stock attributable to accrued interest) should generally include the holding period for the respective debenture and the holder's aggregate tax basis in the common stock received should generally be the same as its basis in the respective debenture (exclusive of any basis allocable to a fractional share), decreased by the amount of any cash received (other than cash received in lieu of a fractional share), and increased by the amount of gain, if any, recognized by such holder (other than gain with respect to a fractional share). However, if gain or loss is computed under the alternative method described in the preceding paragraph upon a conversion into common stock and cash, the holder's aggregate tax basis in the common stock in such event would equal the holder's adjusted tax basis in the portion of the debentures that are converted into such common stock.

The amount of cash and the fair market value of shares of common stock received by a holder that is attributable to accrued interest will generally be taxed as ordinary income. A U.S. Holder's tax basis in such shares of common stock will equal such accrued interest and the holding period will begin on the day following the conversion.

A U.S. Holder of a debenture will recognize gain or loss for U.S. federal income tax purposes upon the receipt of cash in lieu of a fractional share of common stock in an amount equal to the difference between the amount of cash received and the holder's tax basis in such fractional share. This gain or loss should generally be capital gain or loss and should be taxable as described under "Sale, retirement, redemption or other taxable disposition of debentures," below.

Conversion into cash

If a U.S. Holder receives cash upon the conversion of a debenture in complete satisfaction thereof, the U.S. Holder will recognize gain or loss, as described below under "Sale, retirement, redemption or other taxable disposition of debentures."

Change in conversion ratios

Under Section 305 of the Code, a U.S. Holder of a debenture may be deemed to have received a constructive distribution from us, which may result in the inclusion of ordinary dividend income, in the event of certain adjustments, or failure to make such adjustments, to the conversion price of the debentures (for example, an adjustment to reflect a taxable dividend or similar event). Similarly, a failure to adjust the conversion price of the debentures could give rise to a constructive distribution to U.S. Holders of common stock.

Repurchase by Cooper at the option of holders

Repurchase of debentures in exchange for our common stock (or shares of our surviving corporation following the occurrence of a fundamental change)

If a U.S. Holder requires us to repurchase a debenture on a repurchase date or upon a fundamental change and we issue shares of our common stock (or shares of our surviving corporation following the occurrence of a fundamental change) in full satisfaction of the repurchase price, the repurchase will be treated the same as a conversion into common stock, as described above under "Conversion into common stock."

Repurchase of debentures in exchange for our common stock (or shares of our surviving corporation following the occurrence of a fundamental change) and cash

A U.S. Holder that requires us to repurchase a debenture on a repurchase date or upon a fundamental change and that receives a combination of cash and shares of our common stock (or shares of our surviving corporation following the occurrence of a fundamental change) in payment of the repurchase price should generally recognize gain (but not loss) to the extent that the cash (other than cash received in lieu of a fractional share or attributable to accrued interest) and the fair market value of the shares of common stock (other than common stock attributable to accrued interest) exceed its adjusted tax basis in the debenture, but in no event should the amount of recognized gain exceed the amount of cash received. This gain should generally be capital gain and should be taxable as described under "Sale, retirement, redemption or other taxable disposition of debentures," below.

The holding period of the common stock received in the repurchase (other than common stock attributable to accrued interest) should generally include the holding period for the debenture that was repurchased and the holder's aggregate tax basis in the shares of common stock received should generally be the same as its basis in the debenture repurchased by us, decreased by the amount of cash received, and increased by the amount of gain, if any, recognized by such holder. This gain or loss should be capital gain or loss and should be taxable as described under "Sale, retirement, redemption or other taxable disposition of debentures," below.

The amount of cash and the fair market value of shares of common stock received by a holder that is attributable to accrued interest will generally be taxed as ordinary income. A U.S. Holder's tax basis in such shares of common stock will equal such accrued interest and the holding period will begin on the day following the conversion.

Repurchase of debentures in exchange for cash

If a U.S. Holder requires us to repurchase a debenture on a repurchase date and we deliver to such holder cash in full satisfaction of the repurchase price, the repurchase will be treated the same as a sale of the debenture, as described below under "Sale, retirement, redemption or other taxable disposition of the debentures."

Repurchase of debentures for other securities

Notwithstanding anything in this discussion to the contrary, if a U.S. Holder receives securities other than our own common stock (or, in some cases, shares of our surviving corporation following the occurrence of a fundamental change) in exchange for a debenture, the receipt of such securities will generally be treated in the same manner as the receipt of cash.

Sale, retirement redemption or other taxable disposition of debentures

Except as set forth under "Conversion--Conversion into common stock," "Conversion--Conversion into common stock and cash," "Repurchase by Cooper at the option of holders--Repurchase of debentures in exchange for our common stock (or shares of our surviving corporation following the occurrence of a fundamental change)," and "Repurchase by Cooper at the option of holders--Repurchase of debentures in exchange for our common stock (or shares of our surviving corporation following the occurrence of a fundamental change) and cash," upon the sale, retirement, redemption or other taxable disposition of a debenture (including a repurchase of a debenture by a third party), a U.S. Holder will recognize gain or loss to the extent of the difference between the sum of the cash and the fair market value of any property received in exchange therefor (except to the extent attributable to the payment of accrued and unpaid interest on the debentures, which generally will be taxed as ordinary income to the extent that the holder has not previously recognized this income), and the U.S. Holder's adjusted tax basis in the debentures. A U.S. Holder's tax basis in a debenture will initially equal the cost of the debenture and will subsequently be increased by any market discount previously included in income by the U.S. holder with respect to the debenture and reduced by any premium taken into account by the U.S. holder with respect to the debenture. Generally, except as set forth under "Market Discount," any such gain or loss recognized by a U.S. Holder upon the sale, retirement, redemption or other taxable disposition of a debenture will be capital gain or loss. In the case of a non-corporate U.S. Holder, such capital gain will be subject to tax at a reduced rate if the debenture is held for more than one year. The deductibility of capital losses is subject to limitation.

Market discount

If a U.S. Holder acquires a debenture at a cost that is less than the stated redemption price at maturity of the debenture, the amount of such difference is treated as market discount for federal income tax purposes, unless such difference is less than .0025 multiplied by the stated redemption price at maturity multiplied by the number of complete years to maturity (from the date of acquisition). The market discount provisions of the Code require a U.S. Holder who acquires a debenture at a market discount to treat as ordinary income any gain recognized on the disposition of that debenture to the extent of the accrued market discount on that debenture at the time of maturity or disposition that such holder has not previously included in income. In addition, a U.S. Holder that disposes of a debenture with market discount in certain otherwise nontaxable transactions must include accrued market discount as ordinary income as if such holder had sold the debenture at its then fair market value.

A U.S. Holder may elect to include market discount in income over the life of the debenture. Once made, this election applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. In general, market discount will be treated as accruing on a straight-line basis over the remaining term of the debenture at the time of acquisition, or, at the election of the U.S. Holder, under a constant yield method. If such an election is made, it will apply only to the debenture with respect to which it is made, and may not be revoked. A U.S. Holder who acquires a debenture at a market discount and who does not elect to include accrued market discount in income over the life of the debenture may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the debenture until maturity or until the debenture is disposed of in a taxable transaction. If a U.S. Holder acquires a debenture with market discount and receives common stock upon conversion of the debenture, the amount of accrued market discount not previously included in income with respect to the converted debenture through the date of conversion will generally be treated as ordinary income when the holder disposes of the common stock to the extent of gain recognized upon the disposition of such stock.

Amortizable premium

A U.S. Holder who purchases a debenture at a premium over the sum of all amounts payable on the debenture after the acquisition date (other than stated interest payments) generally may elect to amortize that premium (referred to as Section 171 premium) from the purchase date to the debenture's maturity date under a constant-yield method that reflects semiannual compounding based on the debenture's payment period. Amortizable premium will not include any amount attributable to a debenture's conversion feature. The amount attributable to the conversion feature may be determined under any reasonable method, including by comparing the debenture's purchase price to the market price of a similar debenture that does not have a conversion feature. Amortized Section 171 premium is treated as an offset to interest income on a debenture and not as a separate deduction. The election to amortize premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

Distributions on common stock

Distributions made on our common stock after a conversion generally will be taxable to U.S. Holders as ordinary income (except as discussed in the following paragraph) to the extent paid out of our current or accumulated earnings and profits, then as a tax-free return of capital to the extent of the U.S. Holder's tax basis in the common stock, and thereafter as capital gain from the sale or exchange of such common stock. Subject to certain restrictions, dividends received by a corporate U.S. Holder will be eligible for a dividends received deduction.

Under recently enacted legislation, with respect to U.S. Holders that are non-corporate taxpayers for taxable years beginning after December 31, 2002 and before January 1, 2009, such dividends may be taxed at a lower capital gains rate provided that certain holding period requirements are satisfied. Non-corporate U.S. Holders are strongly urged to consult their own tax advisors as to the applicability of the lower capital gain rate to dividends received with respect to common stock.

Disposition of common stock

A U.S. Holder will recognize capital gain or loss upon the sale, exchange or other taxable disposition of the common stock in an amount equal to the difference between the amount of cash and the fair market value of other property received by the U.S. Holder and the U.S. Holder's tax basis in the common stock. In the case of a non-corporate U.S. Holder, such capital gain will be subject to tax at a reduced rate if the common stock is held for more than one year. The deductibility of capital losses is subject to limitation.

Information reporting; backup withholding

We are required to furnish to the record holders of the debentures and common stock, other than corporations and other exempt holders, and to the IRS, information with respect to interest paid on the debentures and dividends paid on the common stock.

A U.S. Holder may be subject to backup withholding with respect to interest paid on the debentures, dividends paid on the common stock or with respect to proceeds received from a disposition of the debentures or shares of common stock. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder (i) fails to furnish its taxpayer identification number ("TIN"), which, for an individual is ordinarily his or her social security number; (ii) furnishes an incorrect TIN; (iii) is notified by the IRS that it has failed to properly report payments of interest or dividends; or (iv) fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified the U.S. Holder that it is subject to backup withholding. Backup withholding is not an additional tax but, rather, is a method of tax collection. U.S. Holders will be entitled to credit any amounts withheld under the backup withholding rules against their actual tax liabilities provided the required information is furnished to the IRS.

NON-U.S. HOLDERS

As used herein, the term "Non-U.S. Holder" refers to a person that is classified for U.S. federal income tax purposes as (i) a non-resident alien individual,
(ii) a foreign corporation, or (iii) a nonresident alien fiduciary of a foreign estate or trust.

Interest

In general, interest received on the debentures by a Non-U.S. Holder will not be subject to U.S. federal withholding tax under the so-called "portfolio interest" exception provided that:

o the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all our classes of stock entitled to vote;

o the Non-U.S. Holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership;

o the Non-U.S. Holder is not a bank that received the notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

o either (1) the Non-U.S. Holder certifies on IRS Form W-8BEN (or a suitable substitute or successor form) provided to us or the paying agent, under penalties of perjury, that it is not a U.S. person and provides its name and address, (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the notes on behalf of the Non-U.S. Holder certifies to us or the paying agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement, under penalties of perjury, that such holder is not a U.S. person and provides us or the paying agent with a copy of such statement or (3) the Non-U.S. Holder holds its notes directly through a "qualified intermediary" and the qualified intermediary has sufficient information in its files indicating that the holder is not a U.S. Holder. A qualified intermediary is a bank, broker or other intermediary that (i) is either a U.S. or non-U.S. entity,
      (ii) is acting out of a non-U.S. branch or office and (iii) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures.

If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest to such holder will be subject to the 30% U.S. federal withholding tax and will be made net of such withholding, unless, prior to such payment of interest, the holder provides us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the debenture is not subject to withholding tax because it is effectively connected with the conduct of a U.S. trade or business. These forms must be periodically updated. If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on a debenture is effectively connected with the conduct of that trade or business, the holder will be subject to U.S. federal income tax on that interest on a net income basis (although the holder will be exempt from the 30% withholding tax, provided the certification requirements described above are satisfied) in the same manner as if the Non-U.S. Holder was a U.S. person as defined under the Code. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

The certification requirements described above may require a Non-U.S. Holder that provides an IRS form, or that claims the benefit of an income tax treaty, to also provide its United States taxpayer identification number. The applicable regulations generally also require, in the case of a debenture held by a foreign partnership, that:

o     the certification described above be provided by the partners and

o     the partnership provide certain information.

Further, a look-through rule will apply in the case of tiered partnerships. Special rules are applicable to intermediaries. Prospective investors should consult their tax advisors regarding the certification requirements for non-U.S. persons.

Dividends on common stock

In general, dividends (i.e., distributions or deemed distributions to the extent of our current or accumulated earnings and profits for U.S. federal income tax purposes) received by Non-U.S. Holders of common stock will be subject to withholding of U.S. federal income tax at a 30% rate, unless such rate is reduced by an applicable income tax treaty. Dividends that are effectively connected with such Non-U.S. Holder's conduct of a trade or business in the United States (and if a tax treaty applies, dividends that are attributable to a U.S. permanent establishment of such Holder) are generally subject to U.S. federal income tax on a net income basis and are exempt from the 30% withholding tax (assuming compliance with certain certification requirements). Any such effectively connected dividends received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be applicable under an income tax treaty.

In order to claim the benefit of a tax treaty or to claim exemption from withholding because the income is effectively connected with the conduct of a trade or business in the U.S., a Non-U.S. Holder must provide a properly executed IRS Form W-8BEN for treaty benefits or W-8ECI for effectively connected income (or successor form), prior to the payment of dividends. These forms must be periodically updated. Non-U.S. Holders may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund.

In addition, the conversion rate of the debentures is subject to adjustment in some circumstances which could give rise to a taxable deemed distribution (which is subject to withholding in the same manner as a dividend, as described above) to Non-U.S. Holders of debentures. See "U.S. Holders -- Conversion -- Change in conversion ratios," above.

Gain on disposition of debentures or common stock

Non-U.S. Holders generally will not be subject to U.S. federal income taxation, including by way of withholding, on gain recognized on a disposition of debentures or common stock unless (i) the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (or if a tax treaty applies, the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States and attributable to a U.S. permanent establishment maintained by such Non-U.S. Holder), (ii) in the case of a Non-U.S. Holder who is an individual, such Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met, or (iii) we are or have been a "U.S. real property holding corporation" for U.S. federal income tax purposes. We believe we are not and do not anticipate becoming a "U.S. real property holding corporation" for U.S. federal income tax purposes.

A Non-U.S. Holder whose gain is effectively connected with the conduct of a trade or business within the United States generally will be subject to U.S. federal income tax on the net gain derived from the sale. Any such effectively connected gain received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be applicable under an income tax treaty.

Information reporting; backup withholding

Generally, payments of interest or principal on the debentures to Non-U.S. Holders will not be subject to information reporting or backup withholding if the Non-U.S. Holder certifies, under penalties of perjury, as to its foreign status or otherwise establishes an exemption.

We must report annually to the IRS and to each Non-U.S. Holder the amount of interest paid on debentures and the dividends paid on common stock to such Non-U.S. Holder (and, in each case, the tax withheld with respect thereto), regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the recipient's country of residence.

Backup withholding will generally not apply to payments of dividends made by us to a Non-U.S. Holder of common stock if the holder has provided its TIN or the required certification that it is not a U.S. person as described above. Information reporting may still apply with respect to such dividends even if such certification is provided.

Notwithstanding the foregoing, backup withholding may apply if we have actual knowledge, or reason to know, that the holder is a U.S. person.

Information reporting requirements and backup withholding generally will not apply to any payments of the proceeds of the disposition of debentures or shares of common stock effected outside the U.S. by a foreign office or a foreign broker (as defined in applicable Treasury Regulations). However, unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption, information reporting (but not backup withholding) will apply to any such payments effected outside the U.S. by such a broker if it:

o derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the U.S.;

o     is a controlled foreign corporation for U.S. federal income tax purposes;
      or

o is a foreign partnership that, at any time during its taxable year, has 50% or more of its income or capital interests owned by U.S. persons or is engaged in the conduct of a U.S. trade or business.

Payments of the proceeds of a disposition of debentures or shares of common stock effected by the U.S. office of a broker will be subject to information reporting requirements and backup withholding tax unless the Non-U.S. Holder properly certifies under penalties of perjury as to its foreign status and certain other conditions are met or it otherwise establishes an exemption.

Any amount withheld under the backup withholding rules may be credited against the Non-U.S. Holder's U.S. federal income tax liability and any excess may be refundable if the proper information is provided to the IRS.

                             SELLING SECURITYHOLDERS

      We originally issued and sold the debentures to the initial purchasers in a private placement transaction exempt from the registration requirements of the Securities Act. The debentures were immediately resold by the initial purchasers in transactions exempt from registration under Rule 144A under the Securities Act to persons reasonably believed by the initial purchasers to be qualified institutional buyers under Rule 144A. Selling securityholders, which term includes their transferees, pledgees, donees and successors, may from time to time offer and sell the debentures and the common stock into which the debentures are convertible pursuant to this prospectus and any applicable prospectus supplement.

      The following table sets forth certain information by the named selling securityholders, as of the date they completed a selling securityholder questionnaire(dates ranging from July 15, 2003 to August 13, 2003), with respect to the principal amount of debentures beneficially owned and the number of shares of common stock issuable upon conversion of those debentures that may be offered from time to time under this prospectus by the selling securityholders named in the table. This information is based on information provided by or on behalf of the selling securityholders. The selling securityholders may offer all, a portion or name of the debentures or common stock issuable upon conversion of the debentures. Because the selling securityholders may offer all or a portion of the debentures or common stock, we cannot estimate the amount of the debentures or the common stock that will be held by the selling securityholders upon termination of any of these sales. In addition, selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their debentures since the date on which they provided the information regarding their debentures in transactions exempt from the registration requirements of the Securities Act. The percentage of debentures outstanding beneficially owned by each selling securityholder is based on $115,000,000 aggregate principal amount of debentures outstanding. The number of shares of common stock owned prior to the offering does not include shares of common stock issuable upon conversion of the debentures. The percentage of common stock outstanding beneficially owned by each selling securityholder is based on 31,119,498 shares of common stock outstanding on May 31, 2003. The number of shares of common stock issuable upon conversion of the debentures offered hereby is based on an initial conversion price of $44.40 per share. This conversion rate is subject to adjustment as described under "Description of the debentures--Conversion Rights." Accordingly, the number of conversion shares may increase or decrease from time to time. Under the terms of the indenture, fractional shares will not be issued upon conversion of the debentures, but will be paid in cash.

      Unless set forth below, to our knowledge none of the selling securityholders has had a material relationship with us or any of our affiliates within the past three years.

                                  Principal
                                  Amount of                          Shares of
                                  Debentures                        Common Stock
                                 Beneficially     Percentage of     Owned Prior      Conversion       Percentage of
                                  Owned and        Debentures          to the      Shares Offered     Common Stock
Name                            Offered Hereby   Outstanding(a)     Offering(1)       Hereby(2)      Outstanding(3)
----                            --------------   --------------     -----------       ---------      --------------
1976 Distribution Trust              5,000
FBO A.R. Lauder /                                         *                 0               113                *
Zinterhofer
2000 Revocable Trust FBO             5,000                *                 0               113                *
A.R. Lauder / Zinterhofer
Akela Capital Master             4,000,000              3.5                 0            90,080                *
Fund, LTD
Alcon Pharmaceuticals              294,000                *                 0             6,621                *
Allentown City                      15,000                *                 0               338                *
Firefighters Pension Plan
Allentown City Officers &           12,000                *                 0               270                *
Employees Pension Fund
Allentown City Police               23,000                *                 0               518                *
Pension Plan

Allstate Investments, LLC                        1,000,000                *            14,000            22,520         *
Arapahoe County Colorado                            36,000                *                 0               811         *
Arlington County Employees Retirement System       507,000                *                 0            11,418         *
 Employees Retirement System
Asante Health                                       76,000                *                 0             1,712         *
Barclays Global Investors Diversified Alpha        240,000                *                 0             5,405         *
 Plus Funds c/o Forest Investment Mgmt. LLC
Bear, Stearns & Co. Inc.                         1,000,000                *                 0            22,520         *
British Virgin Islands Social Security Board        66,000                *                 0             1,486         *
CALAMOS Convertible Growth and Income Fund -    10,000,000              8.7                 0           225,201         *
 CALAMOS Investment Trust
City of New Orleans                                155,000                *                 0             3,491         *
City University of New York                        113,000                *                 0             2,545         *
CNH CA Master Account L.P.                       1,000,000                *                 0            22,520         *
CQS Convertible & Quantitative                   1,000,000                *                 0            22,520         *
 Strategies Mater Fund Limited
Delaware State Retirement Fund                   1,174,000              1.0                 0            26,439         *
Forest Fulcrum Fund LP                             560,000                *                 0            12,611         *
Forest Global Convertible Fund, Ltd.,            3,356,000              2.9                 0            75,577         *
 Class A-5
Forest Multi-Strategy Master Fund SPC, on          880,000                *                 0            19,818         *
 behalf of its Multi-Strategy Segregated
 Portfolio
Georgia Municipal Employees                          4,000                *                 0                90         *
Global Bermuda Limited Partnership                 500,000                *                 0            11,260         *
Grady Hospital Foundation                          100,000                *                 0             2,252         *
HFR CA Select Fund                                 800,000                *                 0            18,016         *
HSH Nordbank International S,A,                  3,000,000              2.6                 0            67,560         *
Independence Blue Cross                            190,000                *                 0             4,279         *
Lakeshore International, LTD                     2,000,000              1.7                 0            45,040         *
Lyxor/Forest Fund Ltd. c/o Forest                1,641,000              1.4                 0            36,955         *
 Investment Mgmt. LLC
McMahan Securities Co. L.P.                      1,000,000                *                 0            22,520         *
Merril Lynch Insurance Group                       151,000                *                 0             3,401         *
Municipal Employees                                181,000                *                 0             4,076         *
New Orleans Firefighters Pension / Relief Fund     103,000                *                 0             2,320         *
Occidental Petroleum Corporation                   203,000                *                 0             4,572         *
Ohio Bureau of Workers Compensation                 83,000                *                 0             1,869         *
Pioneer High Yield Fund                          3,500,000              3.0                 0            78,820         *
Pioneer U.S. High Yield Corporate                4,000,000              3.5                 0            90,080         *
 Bond Sub Fund
Polaris VegaFund L.P.                            1,000,000                *                 0            22,520         *
Pro-mutual                                         570,000                *                 0            12,836         *
Relay 11 Holdings Co. c/o Forest                   201,000                *                 0             4,527         *
 Investment Mgmt. LLC
San Francisco an County ERS                      1,121,000                *                 0            25,245         *
SDCERA Convertible Arbitrage                     1,700,000              1.5                 0            38,284         *
Sphinx Convertible Arbitrage SPC                   121,000                *                 0             2,725         *
 c/o Forest Investment Mgmt. LLC
State of Maryland Retirement Agency              2,431,000              2.1                 0            54,746         *
Sunrise Partners Limited Partnership             2,000,000              1.7                 0            45,040         *
The Grable Foundation                               68,000                *                 0             1,531         *
Trustmark Insurance                                259,000                *                 0             5,833         *
UBS Securities LLC                               8,470,000              7.4                 0           190,745         *
Univest Convertible Arbitrage Fund Ltd.            160,000                *                 0             3,603         *
 c/o Forest Investment Mgmt. LLC
White River Securities L.L.C                     1,000,000                *                 0            22,520         *
Xavex Convertible Arbitrage 4 Fund                 160,000                *                 0             3,603         *
 c/o Forest Investment Mgmt. LLC
Zazove Convertible Arbitrage Fund, L.P.          2,500,000              2.2                 0            56,300         *

Zazove Hedged  Convertible Fund, L.P.            1,500,000              1.3                 0            33,780         *
Zazove Income Fund, L.P.                         1,700,000              1.5                 0            38,284         *
Zurich Institutional Benchmarks Master             800,000                *                 0            18,016         *
 Fund Ltd.
Zurich Institutional Benchmarks Master             400,000                *                 0             9,008         *
 Fund Ltd. c/o Forest Investment Mgmt. LLC
All other holders of                            45,866,000             39.9               N/A         1,032,907       3.2
 debentures or future
 transferees, pledges or
 donees of such holders(4)

Total                                          115,000,000            100.0               N/A         2,589,812       7.7

-----------
* Less than one percent of the debentures or common stock outstanding, as applicable.

(a)   Percentages may not sum due to rounding.

(1) Does not include shares of common stock issuable upon conversion of the debentures.

(2) Consists of shares of common stock issuable upon conversion of the debentures, assuming a conversion rate of 22.5201 shares per $1,000 principal amount of debentures (which represents a conversion price of approximately $44.40 per share and a cash payment in lieu of any fractional share interest. The conversion price is subject to adjustment as described under "Description of the debentures - Conversion Rate Adjustments."

(3) Calculated based on Rule 13d-3(d)(i) under the Securities Exchange Act of 1934, as amended, using 31,119,498 shares outstanding on May 31, 2003. In calculating this amount, we treated as outstanding the number of shares of common stock issuable upon conversion of the debentures. However, we did not assume the conversion of any other holder's debentures.

(4) We will identify additional selling securityholders, if any, by prospectus supplement or post-effective amendment before they offer or sell their securities.

      Information concerning the selling securityholders may change from time to time and any changed information will be set forth in supplements to this prospectus if and when necessary.

                              PLAN OF DISTRIBUTION

      The selling securityholders and their successors, which term includes their transferees, pledgees or donees or their successors may sell the debentures and the underlying common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

      The securities may be sold in one or more transactions at:

o     fixed prices;

o     prevailing market prices at the time of sale;

o     prices related to the prevailing market prices;

o     varying prices determined at the time of sale; or

o     negotiated prices.

      These sales may be effected in transactions:

o on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including the New York Stock Exchange;

o     in the over-the-counter market;

o otherwise than on such exchanges or services or in the over-the-counter market;

o through the writing of options, whether the options are listed on an options exchange or otherwise; or

o     through the settlement of short sales.

      These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as agent on both sides of the trade. In connection with the sale of the debentures and the underlying common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. These broker-dealers or financial institutions may in turn engage in short sales of the common stock in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the debentures and the underlying common stock short and deliver these securities to close out such short positions, or loan or pledge the debentures or the underlying common stock to broker-dealers that in turn may sell these securities.

      The aggregate proceeds to the selling securityholders from the sale of the debentures or the underlying common stock offered by them hereby will be the purchase price of the debentures or common stock less discounts and commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

      Our outstanding common stock is listed for trading on the New York Stock Exchange. We do not intend to list the debentures for trading on any national securities exchange or on the New York Stock Exchange and can give no assurance about the development of any trading market for the debentures. In order to comply with the securities laws of some states, if applicable, the debentures and the underlying common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

      Broker-dealers or agents that participate in the sale of the debentures and the underlying common stock are "underwriters" within the meaning of Section 2(11) of the Securities Act. Selling securityholders that participate in the sale of the debentures and the underlying common stock may also be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Profits on the sale of the debentures and the underlying common stock by selling securityholders and any discounts, commissions or concessions received by any broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Selling securityholders who are deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. To the extent the selling securityholders may be deemed to be "underwriters," they may be subject to statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

      The selling securityholders and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder. Regulation M of the Exchange Act may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. The selling securityholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M, and have agreed that they will not engage in any transaction in violation of such provisions.

      To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholder and any underwriter, broker-dealer or agent regarding the sale of the common stock by the selling securityholders.

      A selling securityholder may decide not to sell any debentures or the underlying common stock described in this prospectus. We cannot assure holders that any selling securityholder will use this prospectus to sell any or all of the debentures or the underlying common stock. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. In addition, a selling securityholder may transfer, devise or gift the debentures and the underlying common stock by other means not described in this prospectus.

      With respect to a particular offering of the debentures and the underlying common stock, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part will be prepared and will set forth the following information:

o     the specific debentures or common stock to be offered and sold;

o     the names of the selling securityholders;

o the respective purchase prices and public offering prices and other material terms of the offering;

o     the names of any participating agents, broker-dealers or underwriters; and

o any applicable commissions, discounts, concessions and other items constituting, compensation from the selling securityholders.

      We entered into the registration rights agreement for the benefit of holders of the debentures to register their debentures and the underlying common stock under applicable federal and state securities laws under certain circumstances and at certain times. The registration rights agreement provides that the selling securityholders and Cooper will indemnify each other and their respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the debentures and the underlying common stock, including liabilities under the Securities Act, or will be entitled to contribution in connection with those liabilities. We will pay all of our expenses and specified expenses incurred by the selling securityholders incidental to the registration, offering and sale of the debentures and the underlying common stock to the public, but each selling securityholder will be responsible for payment of commissions, concessions, fees and discounts of underwriters, broker-dealers and agents.

                             VALIDITY OF SECURITIES

      The validity of the securities being offered hereby will be passed upon for us by Latham & Watkins LLP, New York, New York.

                                     EXPERTS

The consolidated financial statements and financial statement schedule of The Cooper Companies, Inc. and subsidiaries as of October 31, 2002 and 2001 and for each of the years in the three year period ended October 31, 2002 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The combined financial statements of the Eye Care Division of Biocompatibles International plc. incorporated in this Prospectus by reference to the Current Report on Form 8-K/A, filed on April 29, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers, independent auditors, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549-1004. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Reports, proxy and information statements and other information, including the registration statement of which this prospectus is a part, filed electronically with the SEC are available at the SEC's website at www.sec.gov.

      The information in this prospectus may not contain all the information that may be important to you. You should read the entire prospectus, as well as the documents incorporated by reference in the prospectus, and the registration statement of which this prospectus is a part, including the exhibits thereto, before making an investment decision.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      In this prospectus, we have incorporated by reference certain information we have filed, or will file, with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any further filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until we sell all of the debentures or we terminate this offering:

(a)   Our Annual Report on Form 10-K for the fiscal year ended October 31, 2002;

(b) The portions of our Annual Report to Stockholders for the fiscal year ended October 31, 2002 that were incorporated by reference into our October 31, 2002 Form 10-K;

(c) The portions of the Proxy Statement for our March 25, 2003 Annual Meeting of stockholders that were incorporated by reference into our October 31, 2002 Form 10-K;

(d) Our Quarterly Reports on form 10-Q for the periods ended January 31, 2003 and April 30, 2003;

(e) Our Current Reports on Form 8-K filed on November 6, 2002, November 22, 2002, December 12, 2002, January 30, 2003, February 26, 2003, March 25,
      2003, April 28, 2003, May 5, 2003 June 4, 2003, June 19, 2003, June 20,
      2003 and June 25, 2003; the combined profit and loss account of the Eye Care Division of Biocompatibles International plc for the year ended 31 December 2001 included as part of the Item 7(a)(1) in our Form 8-K filed on April 29, 2002; and Exhibit 99 of Item 7(c) of our Current Report on Form 8-K filed on June 19, 2003;

(f) The description of our Common Stock contained in our registration statement on Form 8-A filed October 28, 1983; and

(g) The description of the preferred stock purchase rights contained in our registration statement on Form 8-A filed November 3, 1997.

All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before we sell all of the debentures or terminate this offering shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents.

Upon request, we will provide you without charge, a copy of any or all of the documents incorporated by reference (other than exhibits to such documents unless the exhibits are specifically incorporated by reference in the documents). Please direct requests to the Corporate Secretary, The Cooper Companies, Inc., 6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588 (telephone number (925) 460-3600).

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the fees and expenses in connection with the resales of the securities registered hereunder. We will pay all of the costs identified below. Except for the SEC registration fee, all amounts are estimates.

      SEC registration fee .................................         $  9,303.50
      Printing and engraving expenses ......................         $ 10,000.00
      Legal fees and expenses ..............................         $ 65,000.00
      Accounting fees and expenses .........................         $ 10,000.00
      Miscellaneous expenses ...............................         $  5,696.50
               Total .......................................         $100,000.00

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Cooper Companies, Inc. is a Delaware corporation. Subsection (b)(7) of
Section 102 of the Delaware General Corporation Law (the "Delaware General Corporation Law") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the Delaware General Corporation Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (4) for any transaction from which a director derived an improper personal benefit.

Article X of The Cooper Companies, Inc.'s Certificate of Incorporation, as amended, provides that a director shall not be liable to The Cooper Companies, Inc. or its stockholders for monetary damages for breach of duty as a director, except under the circumstances listed in (1) through (4) above and further provides that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of a director of The Cooper Companies, Inc. shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

Paragraph (b) of Article X of The Cooper Companies, Inc.'s Certificate of Incorporation, as amended, provides that each person who was or is made a party to or is threatened to be made party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer or employee of The Cooper Companies, Inc. (or was serving at the request of The Cooper Companies, Inc. as a director, officer, employee or agent for another entity) while serving in such capacity shall, except in certain lawsuits initiated by such persons, be indemnified and held harmless by The Cooper Companies, Inc., to the full extent authorized by the Delaware General Corporation Law, as in effect (or, to the extent authority for indemnification is broadened, as it may be amended) against all expense, liability or loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred by such person in connection therewith. Paragraph (b) further provides that rights conferred thereby shall be contract rights and shall include the right to be paid by The Cooper Companies, Inc. the expenses incurred in defending the proceedings specified above, in advance of their final disposition, provided that, if the Delaware General Corporation Law so requires, such payment shall only be made upon delivery to The Cooper Companies, Inc. by the indemnified party of an undertaking to repay all amounts so advanced if it shall ultimately be determined that the person receiving such payments is not entitled to be indemnified under Paragraph (b) or otherwise. Paragraph (b) provides that The Cooper Companies, Inc. may, by action of its Board of Directors, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors, officers and employees.

Paragraph (b) provides that persons indemnified thereunder may bring suit against The Cooper Companies, Inc. to recover unpaid amounts claimed thereunder, and that if such suit is successful, the expense of bringing such suit shall be reimbursed by The Cooper Companies, Inc.. Paragraph (b) further provides that while it is a defense to such a suit that the person claiming indemnification has not met the applicable standards of conduct making indemnification permissible under the Delaware General Corporation Law, the burden of proving the defense shall be on The Cooper Companies, Inc. and neither the failure of The Cooper Companies, Inc.'s Board of Directors to have made a determination that indemnification is proper, nor an actual determination by the Board of Directors that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Paragraph (b) provides that the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition shall not be exclusive of any other right which any person may have or acquire under any statute, provision of The Cooper Companies, Inc.'s Certificate of Incorporation or By-Laws, or otherwise.

Paragraph (b) also provides that The Cooper Companies, Inc. may maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents against any expense, liability or loss, whether or not The Cooper Companies, Inc. would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Finally, Paragraph (b) provides that The Cooper Companies, Inc. may enter into indemnification contracts consistent with its provisions. However, the existence of a contract is not a precondition to indemnification under Paragraph (b).

Article VIII, Section 1 of the By-Laws of The Cooper Companies, Inc. provides:

      "Except as provided in Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including any appeal therefrom (a "Proceeding") (other than a Proceeding by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation or any predecessor corporation or entity, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, that he had reasonable cause to believe that his conduct was unlawful."

Article VIII, Section 2 of the By-Laws of The Cooper Companies, Inc. provides:

      "Except as provided in Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation or any predecessor corporation or entity, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such Proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

The By-Laws also provide that The Cooper Companies, Inc. may purchase and maintain insurance on behalf of any person who is or was its director, officer, employee or agent, or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any asserted liability against him and incurred by him in any such capacity, whether or not The Cooper Companies, Inc. would have the power to indemnify him against such liability under the provisions of the Certificate of Incorporation, By-Laws or the Delaware General Corporation Law.

The Cooper Companies, Inc. maintains insurance covering itself and its officers and directors against certain liabilities incurred in their capacities as such.

ITEM 16. EXHIBITS.

      This registration statement includes the following exhibits:

      Exhibit No.   Description
      -----------   -----------

      3.1 Restated Certificate of Incorporation, as partially amended, incorporated by reference to Exhibit 4(a) to the Company's Registration Statement on Form S-3 (No. 33-17330) and Exhibits 19(a) and 19(c) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1988

      3.2 Certificate of Amendment of Restated Certificate of Incorporation dated September 21, 1995 incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1995

      3.3 Certificate of Amendment of Restated Certificate of Incorporation dated May 24, 2000, incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2001

      3.4 Certificate of Amendment of Restated Certificate of Incorporation of the Registrant incorporated herein by reference from Exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q for the period ended April 30, 2003

      3.5 Certificate of Designations of Series A Junior Participating Preferred Stock of the Registrant, incorporated by reference to Exhibit 4.0 to the Registrant's Current Report on Form 8-K dated October 29, 1997.

      3.6 Amended and Restated By-Laws dated December 16, 1999, incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1999

      4.1 Indenture, dated as of June 25, 2003, between The Cooper Companies, Inc. and Wells Fargo Bank, National Association (incorporated herein by reference from Exhibit 4.1 to the Registrant's Current Report on Form 8-K, dated June 25,
                    2003)

      4.2 Form of the Registrant's 2.625% Convertible Senior debentures due 2023 (incorporated herein by reference from Exhibit 4.1 to the Registrant's Current Report on Form 8-K, dated June 25, 2003)

      4.3 Registration Rights Agreement, dated as of June 25, 2003, among the Registrant and UBS Securities LLC regarding the Registrant's 2.625% Convertible Senior Debentures due 2023

      4.4 Rights Agreement, dated as of October 29, 1997, between the Company and American Stock Transfer & Trust Company, incorporated by reference to Exhibit 4.0 to the Company's Current Report on Form 8-K dated October 29, 1997

      4.5 Amendment No. 1 to Rights Agreement dated September 26, 1998, incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K dated September 25, 1998

      5.1           Opinion of Latham & Watkins LLP

      12.1          Statement of Computation of Ratio of Earnings to Fixed
                    Charges

      23.1 Consent of Latham & Watkins (included in its opinion filed as Exhibit 5.1)

      23.2          Consent of KPMG LLP

      23.3          Consent of PricewaterhouseCoopers

      24.1          Power of Attorney (included on signature page)

      25.1 Statement of Eligibility under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee of Wells Fargo Bank, National Association (Form T-1)

ITEM 17. UNDERTAKINGS.

      (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of shares of common stock offered (if the total dollar value of shares of common stock offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) That, for purposes of determining any liability under the Securities
Act:

      o     each of these post-effective amendments; and

      o each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (including each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered by this prospectus, and the offering of these securities at that time will be deemed to be the initial bona offering.

      (3) To remove from registration by means of a post-effective amendment any of the shares of common stock being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the Commission's opinion, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person of the registrant in connection with these securities, the registrant will submit to a court of appropriate jurisdiction the question of whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue, unless its counsel advises it that the issue has been settled by controlling precedent.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, the 15th day of August, 2003.

                                                    THE COOPER COMPANIES, INC.


                                                    By: /s/ Carol R. Kaufman
                                                        ------------------------

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Carol R. Kaufman and Robert S. Weiss, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), and supplements to this registration statement and any registration statement pursuant to Rule 462(b) of the Securities Act and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on August 15, 2003.


      /s/ A. Thomas Bender                    /s/ Allan E. Rubenstein, M.D.
--------------------------------        ----------------------------------------
        A. THOMAS BENDER                        ALLAN E. RUBENSTEIN, M.D.
Chairman of the Board, President               Vice Chairman of the Board
   and Chief Executive Officer                      and Lead Director


    /s/ Michael H. Kalkstein                       /s/ Robert S. Weiss
--------------------------------        ----------------------------------------
      MICHAEL H. KALKSTEIN                           ROBERT S. WEISS
           Director                             Executive Vice President,
                                                 Chief Financial Officer
                                                      and Director
                                              (Principal Financial Officer)


         /s/ Moses Marx                         /s/ Stephen C. Whiteford
--------------------------------        ----------------------------------------
           MOSES MARX                             STEPHEN C. WHITEFORD
            Director                     Vice President and Corporate Controller
                                             (Principal Accounting Officer)


        /s/ Donald Press                        /s/ Stanley Zinberg, M.D.
--------------------------------        ----------------------------------------
          DONALD PRESS                            STANLEY ZINBERG, M.D.
            Director                                    Director

      /s/ Steven Rosenberg
--------------------------------
        STEVEN ROSENBERG
            Director

                           THE COOPER COMPANIES, INC.
                       REGISTRATION STATEMENT ON FORM S-3

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

3.1 Restated Certificate of Incorporation, as partially amended, incorporated by reference to Exhibit 4(a) to the Company's Registration Statement on Form S-3 (No. 33-17330) and Exhibits 19(a) and 19(c) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1988

3.2 Certificate of Amendment of Restated Certificate of Incorporation dated September 21, 1995 incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1995

3.3 Certificate of Amendment of Restated Certificate of Incorporation dated May 24, 2000, incorporated by reference to
                  Exhibit 3.4 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2001

3.4 Certificate of Amendment of Restated Certificate of Incorporation of the Registrant (incorporated herein by reference from Exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q for the period ended April 30, 2003

3.5 Certificate of Designations of Series A Junior Participating Preferred Stock of the Registrant, incorporated by reference to Exhibit 4.0 to the Registrant's Current Report on Form 8-K dated October 29, 1997.

3.6 Amended and Restated By-Laws dated December 16, 1999, incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1999

4.1 Indenture, dated as of April 22, 2003, between The Cooper Companies, Inc. and Wells Fargo Bank, National Association (incorporated herein by reference from Exhibit 4.1 to the Registrant's Current Report on Form 8-K, dated June 25, 2003)

4.2 Form of the Registrant's 2.625% Convertible Senior debentures due 2023 (incorporated herein by reference from Exhibit 4.1 to the Registrant's Current Report on Form 8-K, dated June 25,
                  2003)

4.3 Registration Rights Agreement, dated as of June 25, 2003, among the Registrant and UBS Securities LLC regarding the Registrant's 2.625% Convertible Senior Debentures due 2023

4.4 Rights Agreement, dated as of October 29, 1997, between the Company and American Stock Transfer & Trust Company, incorporated by reference to Exhibit 4.0 to the Company's Current Report on Form 8-K dated October 29, 1997

4.5 Amendment No. 1 to Rights Agreement dated September 26, 1998, incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K dated September 25, 1998

5.1               Opinion of Latham & Watkins LLP

12.1              Statement of Computation of Ratio of Earnings to Fixed Charges

23.1 Consent of Latham & Watkins (included in its opinion filed as Exhibit 5.1)

23.2              Consent of KPMG LLP

23.3              Consent of PricewaterhouseCoopers

24.1              Power of Attorney (included on signature page)

25.1 Statement of Eligibility under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee of Wells Fargo Bank, National Association (Form T-1)





                          STATEMENT OF DIFFERENCES
                          ------------------------
 The service mark symbol shall be expressed as.......................... 'sm'
 The section symbol shall be expressed as............................... 'SS'